UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Oracle Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

September 27, 2019

To our Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Tuesday, November 19, 2019, at 10:00 a.m., Pacific Time, in the Oracle Conference Center, located at 350 Oracle Parkway, Redwood City, California.

We describe in detail the actions we expect to take at the Annual Meeting in the following Notice of 2019 Annual Meeting of Stockholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for fiscal 2019. We encourage you to read the Form 10-K, which includes information on our operations, products and services, as well as our audited financial statements.

This year, we will again be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All stockholders who are not sent a notice will be sent a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email. See “Questions and Answers about the Annual Meeting” beginning on page 66 for more information.

Please use this opportunity to take part in our corporate affairs by voting your shares on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. See “How Do I Vote?” on page 5 of the proxy statement for more details. Voting electronically, by telephone or by returning your proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting. If you cannot attend the meeting in person, we invite you to listen to the meeting via audio webcast by going to www.oracle.com/investor.

Sincerely, Lawrence J. Ellison Chairman and Chief Technology Officer

500 Oracle Parkway

Redwood City, California 94065

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Pacific Time, on Tuesday, November 19, 2019

PLACE	Oracle Conference Center 350 Oracle Parkway Redwood City, California 94065

LIVE AUDIO WEBCAST	Available on our website at www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Tuesday, November 19, 2019

ITEMS OF BUSINESS	(1)	To elect 15 director nominees to serve on the Board of Directors until our 2020 Annual Meeting of Stockholders.

	(2)	To hold an advisory vote to approve the compensation of our named executive officers.

	(3)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020.

	(4)	To consider and act on two stockholder proposals, if properly presented at the Annual Meeting.

	(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	September 20, 2019

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

MEETING ADMISSION

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on September 20, 2019, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Oracle common stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on September 20, 2019, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license or passport. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Brian S. Higgins Vice President, Associate General Counsel and Secretary September 27, 2019

2019 Annual Meeting of Stockholders

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review our Annual Report on Form 10-K for fiscal 2019 and the contents of this Proxy Statement. Fiscal 2019 began on June 1, 2018 and ended on May 31, 2019. Fiscal 2020 began on June 1, 2019 and ends on May 31, 2020.

The Notice of Internet Availability of Proxy Materials, this Proxy Statement and the accompanying proxy card or voting instruction card, including an Internet link to our Annual Report on Form 10-K for fiscal 2019, were first made available to stockholders on or about September 27, 2019.

2019 Annual Meeting of Stockholders

Date and Time Tuesday, November 19, 2019 10:00 a.m., Pacific Time Place Oracle Conference Center 350 Oracle Parkway Redwood City, CA 94065 Record Date September 20, 2019

Live Audio Webcast

Available on our website at www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Tuesday, November 19, 2019

Attendance

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on September 20, 2019, or hold a valid proxy for the meeting. If you plan to attend the Annual Meeting, you will need to provide photo identification, such as a driver’s license or passport, and proof of ownership of Oracle common stock as of September 20, 2019 in order to be admitted to the Annual Meeting. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Voting Roadmap

Agenda Item	Board Recommendation	Page

• Election of 15 directors	For Each Nominee	55

• Advisory vote to approve the compensation of our named executive officers (NEOs)	For	56

• Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020	For	58

• Stockholder proposals	Against	60

Corporate Governance Highlights

Ongoing Board refreshment: 1 new independent director added in 2019, for a total of 5 directors added in the last 6 fiscal years

Single class of voting stock and no supermajority voting provisions

Pledging policy adopted in January 2018 with quarterly risk reviews

Majority of independent directors (10 out of 15) and 100% independent Board committees

33% of Board members are women or come from a diverse background

Active stockholder outreach and engagement program

Annual director elections

Director majority voting policy

Separate Board Chair and Chief Executive Officer (CEO) roles

Lead independent director

Stockholder proxy access right

Annual Board and committee performance evaluations, including individual director interviews

Robust director and senior officer stock ownership guidelines

Anti-hedging policy applicable to all employees and directors

Stockholders representing at least 20% of the outstanding votes have the right to call a special meeting

Stockholder right to act by written consent

2019 Annual Meeting of Stockholders     1

Director Nominees

In Proposal No. 1, we are asking you to vote FOR each of the 15 director nominees listed below. Each director attended at least 75% of all Board meetings and applicable committee meetings during fiscal 2019.

Nominee	Age	Director Since	Independent	Current Committees

Jeffrey S. Berg Chairman of Northside Services, LLC; Former Chairman and CEO, International Creative Management, Inc.	72	1997		• Independence (Chair) • Finance and Audit • Governance

Michael J. Boskin Tully M. Friedman Professor of Economics and Wohlford Family Hoover Institution Senior Fellow, Stanford University	73	1994		• Finance and Audit (Chair)

Safra A. Catz CEO, Oracle Corporation	57	2001

Bruce R. Chizen* Senior Adviser to Permira Advisers LLP; Venture Partner, Voyager Capital; Former CEO, Adobe Systems Incorporated	64	2008		• Governance (Chair) • Finance and Audit

George H. Conrades Executive Advisor and Former Chairman and CEO, Akamai Technologies, Inc.; Managing Partner, Longfellow Venture Partners	80	2008		• Compensation (Chair) • Independence

Lawrence J. Ellison Chairman, Chief Technology Officer (CTO) and Founder, Oracle Corporation	75	1977

Rona A. Fairhead Former Minister of State, U.K. Department for International Trade; Former Chair of the BBC Trust; Former CEO, Financial Times Group	58	2019

Hector Garcia-Molina Leonard Bosack and Sandra Lerner Professor (Emeritus), Departments of Computer Science and Electrical Engineering, Stanford University	65	2001		• Independence

Jeffrey O. Henley Vice Chairman of the Board, Oracle Corporation	74	1995

Mark V. Hurd CEO, Oracle Corporation	62	2010

Renée J. James Chairman and CEO, Ampere Computing LLC; Operating Executive, The Carlyle Group; Former President, Intel Corporation	55	2015

Charles W. Moorman IV Senior Advisor and Former CEO of Amtrak; Former CEO of Norfolk Southern Corporation	67	2018		• Compensation

Leon E. Panetta Co-founder and Chairman, Panetta Institute for Public Policy; Former U.S. Secretary of Defense; Former Director of the Central Intelligence Agency	81	2015		• Compensation • Governance

William G. Parrett Former CEO of Deloitte Touche Tohmatsu	74	2018		• Finance and Audit

Naomi O. Seligman Senior Partner, Ostriker von Simson, Inc.	81	2005		• Compensation (Vice Chair)

*	Current lead independent director. See “Corporate Governance—Board Leadership Structure” on page 21 for more information.

2     2019 Annual Meeting of Stockholders

Stockholder Outreach and Board Responsiveness

We have a long tradition of engaging with our stockholders to solicit their views on a wide variety of issues, including corporate governance, environmental and social matters, executive compensation and other issues.

Independent Director Engagement. On a regular basis, certain of our independent directors hold meetings with our stockholders. The Board believes these meetings are important because they foster a relationship of accountability between the Board and our stockholders and help us better understand and respond to our stockholders’ priorities and perspectives. Thus far in fiscal 2020, members of the Compensation Committee held meetings with eight institutional stockholders representing approximately 16% of our outstanding unaffiliated shares.

Executive Director Engagement. As part of our regular Investor Relations engagement program, our executive directors hold meetings with a number of our institutional stockholders throughout the year. We also hold an annual financial analyst meeting at Oracle OpenWorld in San Francisco where analysts are invited to hear presentations from key members of our management team, including our executive directors. In fiscal 2019, our executive directors held meetings with stockholders representing approximately 29% of our outstanding unaffiliated shares (all percentages above calculated based on data available as of June 30, 2019).

Board Responsiveness. Below is a summary of the Board’s response to recent feedback received from investors.

What We Heard	The Board’s Response

Add directors to the Board to maintain a mix of new and longer-tenured directors, and focus on recruiting diverse director candidates

Board Refreshment and Diversity

The Board elected Mrs. Fairhead in July 2019 and has added a total of five new directors in the past six fiscal years. Presently, 33% of our Board members are women or come from a diverse background (four of our 15 Board members are women, including one of our CEOs).

The Governance Committee continues to consider potential director candidates on an ongoing basis. The Board’s Corporate Governance Guidelines affirm that the Governance Committee, acting on behalf of the Board, is committed to actively seeking women and minority candidates for the pool from which director candidates are selected.

Compensation for top executives should be reduced

No Equity Awards Granted to Top Three Executives in Fiscal 2019

In fiscal 2019, Mr. Ellison, Ms. Catz and Mr. Hurd received no equity awards. Consequently, the total compensation for each of these executives reported in our Summary Compensation Table on page 44, in the aggregate, decreased by approximately 98% in fiscal 2019 compared to fiscal 2018.

Key executives should receive performance-based equity with performance metrics that align with stockholder value

100% Performance-Based Equity Granted to Top Three Executives in Fiscal 2018

In fiscal 2018, Mr. Ellison, Ms. Catz and Mr. Hurd each received an equity award consisting entirely of performance-based stock options (PSOs) that may be earned only upon the attainment of rigorous stock price, market capitalization and operational performance goals over a five-year performance period. As noted above, no new equity awards were granted to these executives in fiscal 2019.

Six of the seven PSO tranches may be earned only if Oracle satisfies a combination of (1) an operational performance goal tied to significant growth of Oracle’s cloud business and (2) a substantial increase in Oracle’s market capitalization. The seventh PSO tranche may be earned only upon significant growth in Oracle’s stock price.

Due to the rigor and long-term nature of the PSO goals, none were achieved in fiscal 2018 or 2019, and thus no tranches of the PSOs have been earned to date.

When the grant date fair value of the PSOs is annualized over the five-year performance period, it represents a 47% decrease from the value of the fiscal 2017 equity awards granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd. See page 29 for details on the PSOs.

2019 Annual Meeting of Stockholders     3

Executive Compensation Highlights

•  No tranches of the PSOs granted to Mr. Ellison, Ms. Catz and Mr. Hurd in fiscal 2018 have been earned, due to the rigor and long-term nature of the PSO goals.

•  Total compensation for Mr. Ellison, Ms. Catz and Mr. Hurd, in the aggregate, decreased by approximately 98% in fiscal 2019 compared to fiscal 2018 (as reported in the Summary Compensation Table (SCT) on page 44). In fiscal 2019, for these named executive officers (NEOs):

•  Base salaries remained unchanged;

•  No bonuses were earned; and

•  No equity awards were granted.

•  In the aggregate, approximately 95.2% of the total compensation reported in the SCT in fiscal 2019 for all other NEOs (Mr. Screven, Ms. Daley and Mr. Henley) was at-risk. The total compensation mix for these NEOs is heavily weighted toward equity-based awards, thus aligning their compensation with the interests of our stockholders.

Fiscal 2019 Named Executive Officers (NEOs)

•  Lawrence J. Ellison, Chairman and CTO*

•  Safra A. Catz, CEO

•  Mark V. Hurd, CEO

•  Edward Screven, Executive Vice President, Chief Corporate Architect

•  Dorian E. Daley, Executive Vice President and General Counsel

•  Jeffrey O. Henley, Vice Chairman

*  We have included Mr. Ellison as an NEO for fiscal 2019 on a voluntary basis in the interest of transparency. See page 44 for additional information.

Fiscal 2019 Compensation

Mr. Ellison, Ms. Catz and Mr. Hurd

Below is an excerpt of our fiscal 2019 SCT showing the total compensation for Mr. Ellison, Ms. Catz and Mr. Hurd. See page 44 for the full SCT and related footnotes.

					Fiscal 2019 Compensation Mr. Screven, Ms. Daley and Mr. Henley
Name	Fiscal Year	Salary ($)	All Other Compensation ($)	Total ($)
Lawrence J. Ellison	2019	1	1,662,827	1,662,828
Safra A. Catz	2019	950,000	15,981	965,981
Mark V. Hurd	2019	950,000	1,531,646	2,481,646

Compensation Best Practices

Best Practices We Employ

   High proportion of compensation for our most senior executives is performance-based and at-risk

   Caps on maximum payout of bonuses and performance-based equity awards

   Robust stock ownership guidelines

   Disciplined dilution rates from equity awards

   Compensation recovery (clawback) policy for cash bonuses in the event of a financial restatement

   Annual risk assessment of compensation programs

   Independent compensation consultant and independent compensation committee

   Anti-hedging policy applicable to all employees and directors

Practices We Avoid

 No severance benefit arrangements except as provided under our equity incentive plan to employees generally or as required by law

 No single-trigger change in control vesting of equity awards

 No change in control acceleration of performance-based cash bonuses

 No minimum guaranteed vesting for performance-based equity awards

 No discretionary cash bonuses for CEOs and CTO

 No tax gross-ups for NEOs

 No payout or settlement of dividends or dividend equivalents on unvested equity awards

 No supplemental executive retirement plans, executive pensions or excessive retirement benefits

 No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

4     2019 Annual Meeting of Stockholders

PROXY STATEMENT

We are providing these proxy materials in connection with Oracle Corporation’s 2019 Annual Meeting of Stockholders (the Annual Meeting). The Notice of Internet Availability of Proxy Materials (the Notice), this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our most recently filed Annual Report on Form 10-K, were first made available to stockholders on or about September 27, 2019. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 18, 2019.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.voteproxy.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-PROXIES (1-800-776-9437) or 1-718-921-8500. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction card in hand when you call.

Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Please note that if you received a Notice, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

2019 Annual Meeting of Stockholders     5

BOARD OF DIRECTORS

Nominees for Directors

Our Board of Directors (the Board) consists of 15 directors, 14 of whom stood for election at our last annual meeting of stockholders. The Board unanimously elected Rona A. Fairhead as a director effective as of July 31, 2019, and Mrs. Fairhead will stand for election at the Annual Meeting along with our other 14 directors. Mrs. Fairhead was identified as a potential director by the Nomination and Governance Committee (the Governance Committee).

Director Qualifications

Our Corporate Governance Guidelines (described in “Corporate Governance—Corporate Governance Guidelines” on page 18) contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish areas of core competency of the Board, including, among others, industry and technical knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. The Governance Committee values a diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. As noted in our Corporate Governance Guidelines, the Governance Committee is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen.

The Governance Committee also takes director tenure into consideration when making director nomination decisions and believes that it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. The Governance Committee and the Board also believe that longer-tenured, experienced directors are a significant strength of the Board, given the large size of our company, the breadth of our product offerings and the international scope of our organization. See “Corporate Governance—Director Tenure, Board Refreshment and Diversity” on page 23 for more information.

Below we identify the key experiences, qualifications and skills our director nominees bring to the Board and that the Board considers important in light of Oracle’s businesses and industry.

•

Industry Knowledge and Experience. We seek to have directors with experience as executives or directors or in other leadership positions in the particular technology industries in which we compete because our success depends on developing and investing in innovative products and technologies. This experience is critical to the Board’s ability to understand our products and business, assess our competitive position within the technology industry and the strengths and weaknesses of our competitors, maintain awareness of technology trends and innovations, and evaluate potential acquisitions and our acquisition strategy.

•

Management, Accounting and Finance Expertise. We believe that an understanding of management practices, accounting and finance processes is important for our directors. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to, among other things, identify and recommend improvements to our business operations, sales and marketing approaches and product strategy. We also seek to have at least one independent director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

•

Business Judgment, Leadership and Strategic Vision. We believe that directors with experience in significant leadership positions are commonly required to demonstrate excellent business judgment, leadership skills and strategic vision. We seek directors with these characteristics as they bring important insights to Board deliberations and processes.

The Board evaluates its own composition in the context of the diverse experiences and perspectives that the directors collectively bring to the boardroom. Their backgrounds provide the Board with vital insights in areas such as:

Finance and Accounting	Technology Industry	Cybersecurity and Risk Management	Mergers and Acquisitions
Operation of Global Organizations	Computer Science	Governmental Affairs and Regulation	Strategic Transformation
International Tax and Monetary Policy	Intellectual Property	Executive Leadership and Talent Development	Customer Perspective

6     2019 Annual Meeting of Stockholders

The experiences, qualifications and skills of each director that the Board considered in his or her nomination are included below the directors’ individual biographies on the following pages. The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on the Board, including the insight and collegiality each nominee brings to the Board’s functions and deliberations. The age of each director is provided as of September 20, 2019, the record date for the Annual Meeting.

Jeffrey S. Berg
Independent Director Age: 72 Director since 1997 Board Committees: Independence (Chair), Finance and Audit, Governance

Mr. Berg has been an agent in the entertainment industry for over 40 years. Mr. Berg has served as Chairman of Northside Services, LLC, a media and entertainment advisory firm, since May 2015. Mr. Berg was Chairman of Resolution, a talent and literary agency he founded, from January 2013 until April 2015. Between 1985 and 2012, he was the Chairman and CEO of International Creative Management, Inc. (ICM), a talent agency for the entertainment industry. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He previously served on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles.

Qualifications:    As the former CEO of ICM, Mr. Berg brings to the Board over 25 years of leadership experience running one of the world’s preeminent full service talent agencies in the entertainment industry. Mr. Berg’s prior experience as CEO and as a representative of some of the world’s most well-known celebrities offers the Board a unique perspective with respect to managing a global brand in rapidly changing industries and in management, compensation and operational matters.

Michael J. Boskin
Independent Director Age: 73 Director since 1994 Board Committees: Finance and Audit (Chair)

Dr. Boskin is the Tully M. Friedman Professor of Economics and Wohlford Family Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is CEO and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin previously served as a director of Exxon Mobil Corporation.

Qualifications:    Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns and the implications of changing technology and demography on capital, labor, and product markets. He brings to the Board significant economic and financial expertise and provides a unique perspective on a number of challenges faced by Oracle due to its global operations, including, for example, questions regarding international tax and monetary policy, treasury functions, currency exposure and general economic and labor trends and risks. In addition, Dr. Boskin’s experience as CEO of his consultancy firm and as a director of another large, complex global organization provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Safra A. Catz
Chief Executive Officer Age: 57 Director since 2001

Ms. Catz has been our CEO since September 2014. She served as our President from January 2004 to September 2014 and as our Chief Financial Officer (CFO) most recently from April 2011 until September 2014. Ms. Catz was previously our CFO from November 2005 until September 2008 and our Interim CFO from April 2005 until July 2005. Prior to being named President, she held various other positions with us since joining Oracle in 1999. Ms. Catz is currently a director of The Walt Disney Company and previously served as a director of HSBC Holdings plc. She also serves on the U.S. National Security Commission on Artificial Intelligence.

Qualifications:    In her current role at Oracle, Ms. Catz is primarily responsible for all operations at Oracle other than product development, sales and marketing, consulting, support and Oracle’s industry-specific global business units. Ms. Catz also leads the execution of our acquisition strategy and integration of acquired companies and products. Our Board benefits from Ms. Catz’s many years with Oracle and her unique expertise regarding Oracle’s strategic vision, management and operations. Prior to joining Oracle, Ms. Catz developed deep technology industry experience as a managing director with the investment banking firm Donaldson, Lufkin & Jenrette from 1986 to 1999 covering the technology industry. With this experience, Ms. Catz brings valuable insight regarding the technology industry generally, and in particular in the execution of our acquisition strategy. In addition, Ms. Catz’s service as a director of other large, complex global organizations provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

2019 Annual Meeting of Stockholders     7

Bruce R. Chizen
Independent Director Age: 64 Director since 2008 Board Committees: Governance (Chair), Finance and Audit

Mr. Chizen is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP (Permira), a private equity firm, since July 2008, and as a Venture Partner at Voyager Capital, a venture capital firm, since August 2009. He has also served as an Operating Partner for Permira Growth Opportunities, a private equity fund, since June 2018. From 1994 to 2008, Mr. Chizen served in a number of positions at Adobe Systems Incorporated (Adobe), a provider of design, imaging and publishing software, including CEO (2000 to 2007), President (2000 to 2005), acting CFO (2006 to 2007) and strategic adviser (2007 to 2008). Mr. Chizen currently serves as a director of Synopsys, Inc.

Qualifications:    As the former CEO of Adobe, Mr. Chizen brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Chizen’s experience in heading the extension of Adobe’s product leadership provides the Board with perspectives applicable to challenges faced by Oracle. In addition, Mr. Chizen’s current roles at Permira and Voyager Capital require him to be very familiar with companies driven by information technology or intellectual property, which allows him to provide the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. The Board also benefits from Mr. Chizen’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former acting CFO of Adobe. Mr. Chizen’s service as a director of a large, complex global organization, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

George H. Conrades
Independent Director Age: 80 Director since 2008 Board Committees: Compensation (Chair), Independence

Mr. Conrades has served as an Executive Advisor to Akamai Technologies, Inc. (Akamai), a content delivery network services provider for media and software delivery and cloud security solutions, since June 2018. He previously served as Akamai’s CEO from 1999 to 2005 and Chairman from 1999 to March 2018. Mr. Conrades currently serves as Managing Partner at Longfellow Venture Partners, a private venture fund advising and investing in early stage healthcare and technology companies. He also served as a Venture Partner at Polaris Venture Partners, an early stage investment company, from 1998 to 2012 and is currently Partner Emeritus. Mr. Conrades currently serves as a director of Cyclerion, Inc. and previously served as a director of Akamai Technologies, Inc., Ironwood Pharmaceuticals, Inc. and Harley-Davidson, Inc.

Qualifications:    As the former CEO of Akamai, Mr. Conrades brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. Mr. Conrades’ experience provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Conrades’ current role at Longfellow Venture Partners requires him to be very familiar with growth companies, including those driven by information technology or intellectual property, which allows him to provide the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. Mr. Conrades’ service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Lawrence J. Ellison
Chairman, Chief Technology Officer and Founder Age: 75 Director since 1977

Mr. Ellison has been our Chairman of the Board and CTO since September 2014. Mr. Ellison served as our CEO from June 1977, when he founded Oracle, until September 2014. He previously served as our Chairman of the Board from May 1995 to January 2004. Mr. Ellison currently serves as a director of Tesla, Inc.

Qualifications:    Mr. Ellison is Oracle’s founder and served as our CEO since we commenced operations in June 1977 through September 2014. He is widely regarded as a technology visionary and one of the world’s most successful business executives. Mr. Ellison’s familiarity with and knowledge of our technologies and product offerings are unmatched. He continues to lead and oversee our product engineering, technology development and strategy. For over 40 years he has successfully steered Oracle in new strategic directions in order to adapt to and stay ahead of our competition and changing industry trends. Mr. Ellison is our largest stockholder, beneficially owning approximately 35.4% of the outstanding shares of our common stock, directly aligning his interests with those of our stockholders.

8     2019 Annual Meeting of Stockholders

Rona A. Fairhead
Independent Director Age: 58 Director since 2019

Mrs. Fairhead served as Minister of State for Trade and Export Promotion, Department of International Trade in the United Kingdom from September 2017 to May 2019. She previously served as Chair of the British Broadcasting Corporation (BBC) Trust from October 2014 to April 2017. From 2006 to 2013, Mrs. Fairhead was Chair and CEO of the Financial Times Group Limited, which was a division of Pearson plc, and, prior to that, she served as Pearson plc’s CFO. Before joining Pearson plc, Mrs. Fairhead held a variety of leadership positions at Bombardier Inc. and Imperial Chemical Industries plc. Mrs. Fairhead previously served as a director of Pearson plc, HSBC Holdings plc and PepsiCo, Inc.

Qualifications:    Mrs.  Fairhead brings to the Board extensive international experience in finance, risk management and global operations gained from her leadership roles at the BBC Trust, the Financial Times Group, Pearson plc and other multinational companies. She also contributes significant expertise in government affairs from her experience as the U.K. Minister of State for Trade and Export Promotion. Mrs. Fairhead also offers her valuable perspectives on risk management resulting from her experiences serving as chair of the risk committee and financial system vulnerabilities committee of HSBC Holdings plc and as chair of the U.K. Government’s Cabinet Office Audit and Risk Committee. In addition, Mrs. Fairhead brings to the Board global marketplace insights and customer perspectives developed through her service on the boards of directors at multinational public companies across multiple industries.

Hector Garcia-Molina
Independent Director Age: 65 Director since 2001 Board Committees: Independence

Mr. Garcia-Molina has been the Leonard Bosack and Sandra Lerner Professor in the Departments of Computer Science and Electrical Engineering at Stanford University since October 1995 and served as Chairman of the Department of Computer Science from January 2001 to December 2004. He has been a professor at Stanford University since January 1992 and a professor emeritus since January 2018. From August 1994 until December 1997, he was the Director of the Computer Systems Laboratory at Stanford University.

Qualifications:    Widely regarded as an expert in computer science, Mr. Garcia-Molina brings to the Board significant technical expertise in the fields of computer science, generally, and database technology, specifically. He is the author of numerous books, journal articles, papers and reports documenting his research on a variety of technology subjects, including distributed computing systems, digital libraries and database systems. Mr. Garcia-Molina is a Fellow of the Association for Computing Machinery and the American Academy of Arts and Sciences and from 1997 to 2001 was a member of the U.S. President’s Information Technology Advisory Committee. He also serves as a Venture Advisor for Onset Ventures and is a member of technical advisory boards of numerous private companies. In these roles, and as a former director of other public companies, Mr. Garcia-Molina has helped oversee the strategy and operations of other technology companies and brings a valuable technical and industry-specific perspective to the Board’s consideration of Oracle’s product strategy, competitive positioning and technology trends.

Jeffrey O. Henley
Vice Chairman Age: 74 Director since 1995

Mr. Henley has served as our Vice Chairman of the Board since September 2014. Mr. Henley previously served as our Chairman of the Board from January 2004 to September 2014. He served as our Executive Vice President and CFO from March 1991 to July 2004.

Qualifications:    Our Board benefits from Mr. Henley’s many years with Oracle and his deep expertise and knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. This role allows Mr. Henley to remain close to our customers and the technology industry generally. Mr. Henley also brings to the Board significant financial and accounting expertise from his service as our former CFO and in other finance positions prior to joining Oracle.

2019 Annual Meeting of Stockholders     9

Mark V. Hurd
Chief Executive Officer Age: 62 Director since 2010

Mr. Hurd has been our CEO since September 2014. On September 11, 2019, Mr. Hurd commenced a leave of absence from his CEO duties to focus on his health. Mr. Hurd served as our President from September 2010 to September 2014. Prior to joining us, he served as Chairman of the Board of Directors of Hewlett-Packard Company from September 2006 to August 2010 and as CEO, President and a member of the Board of Directors of Hewlett-Packard Company from April 2005 to August 2010.

Qualifications:    In his role at Oracle, Mr. Hurd is responsible for sales and marketing, consulting, support and Oracle’s industry-specific global business units. Our Board benefits from Mr. Hurd’s insight as he has guided Oracle’s sales and marketing efforts, managed our support and consulting organizations and acted as a primary contact for our customers. As the former CEO of Hewlett-Packard Company and NCR Corporation, Mr. Hurd brings to the Board first-hand experience in successfully leading and managing large, complex global sales, support and consulting organizations in the technology industry. In addition, Mr. Hurd’s prior experience as Chairman of Hewlett-Packard Company’s board and as a director of another large, public company provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Renée J. James
Non-Employee Director Age: 55 Director since 2015

Ms. James is currently the Chairman and CEO of Ampere Computing LLC (Ampere), a company she founded in 2017 that produces high-performance semiconductors for hyperscale cloud, storage, and edge computing. Ms. James also has served as an Operating Executive for The Carlyle Group, a global alternative asset manager, since February 2016. In this role, Ms. James evaluates new technology investments for the firm and advises portfolio companies on their strategic direction and operational efficiency. In January 2016, Ms. James concluded a 28-year career with Intel Corporation (Intel), where she most recently served as President. Ms. James is Chair of the National Security Telecommunications Advisory Committee to the President of the United States. She also serves as a director of Citigroup Inc., Sabre Corporation and Vodafone Group Plc.

Qualifications:    As a seasoned technology executive, Ms. James brings to the Board extensive, international experience managing large, complex global operations in the technology industry. In her distinguished career at Intel, Ms. James held a variety of positions in research and development leadership in both software and hardware and the management of global manufacturing. Our Board benefits from the leadership, industry and technical expertise Ms. James acquired at Ampere and Intel and through her service on the boards of public and private companies in the technology and financial services industries. In addition, Ms. James brings to the Board expansive knowledge of cybersecurity gained through the positions she has held at Intel and as Chair of the National Security Telecommunications Advisory Committee to the President of the United States.

Charles W. Moorman IV
Independent Director Age: 67 Director since 2018 Board Committees: Compensation

Mr. Moorman is currently a Senior Advisor to Amtrak, where he previously served as President and CEO from August 2016 to January 2018. Mr. Moorman was previously CEO (from 2005 to 2015) and Chairman (from 2006 to 2015) of Norfolk Southern Corporation (Norfolk Southern), a transportation company. From 1975 to 2005, he held various positions in operations, information technology, and human resources at Norfolk Southern. Mr. Moorman serves as a director of Chevron Corporation and Duke Energy Corporation, and previously served as a director of Norfolk Southern.

Qualifications:    As the former CEO of Norfolk Southern, Mr. Moorman brings to the Board extensive experience leading and managing the operations of a large, complex Fortune 500 company. Mr. Moorman’s forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering, technology, finance and risk management. Mr. Moorman also brings to the Board significant regulatory expertise and familiarity with environmental affairs gained through his leadership roles at both Amtrak and Norfolk Southern. In addition, Mr. Moorman’s service as a director of other large public companies provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

10     2019 Annual Meeting of Stockholders

Leon E. Panetta
Independent Director Age: 81 Director since 2015 Board Committees: Compensation, Governance

Secretary Panetta served as U.S. Secretary of Defense from 2011 to 2013 and as Director of the Central Intelligence Agency from 2009 to 2011. Prior to that time, Secretary Panetta was a member of the United States House of Representatives from 1977 to 1993, served as Director of the Office of Management and Budget from 1993 to 1994 and served as President Bill Clinton’s Chief of Staff from 1994 to 1997. He is the co-founder and Chairman of the Panetta Institute for Public Policy and currently serves as moderator of the Leon Panetta Lecture Series, a program he created. Secretary Panetta previously served as Distinguished Scholar to Chancellor Charles B. Reed of the California State University System and professor of public policy at Santa Clara University.

Qualifications:    With a distinguished record of public service at the highest levels of government, Secretary Panetta brings to the Board robust, first-hand knowledge of government affairs and public policy issues. Secretary Panetta’s 16 years of experience in the U.S. House of Representatives and service in the administrations of two U.S. Presidents allow him to advise the Board on a wide range of issues related to Oracle’s interactions with governmental entities. In addition, Secretary Panetta’s service as a leader of large and complex government institutions, including the U.S. Department of Defense, the Central Intelligence Agency and the Office of Management and Budget, provides the Board with important perspectives on Oracle’s operational practices and processes, as well as risk management and oversight expertise.

William G. Parrett
Independent Director Age: 74 Director since 2018 Board Committees: Finance and Audit

Mr. Parrett served as the CEO of Deloitte Touche Tohmatsu, a multinational professional services network, from 2003 until 2007. He joined Deloitte in 1967 and served in a series of roles of increasing responsibility until his retirement in 2007. Mr. Parrett serves as a director of The Blackstone Group L.P. and the Eastman Kodak Company. He previously served as a director of Conduent Inc., Thermo Fisher Scientific Inc., UBS Group AG and iGate Corporation. Mr. Parrett is a Certified Public Accountant with an active license.

Qualifications:    As the former CEO of Deloitte Touche Tohmatsu, Mr. Parrett brings to the Board significant experience leading and managing the operations of a large, complex global organization. Mr. Parrett is highly skilled in the fields of auditing, accounting and internal controls, and risk management, and he brings valuable financial expertise to the Board. In addition, Mr. Parrett’s service as a director of other public companies in the technology and financial services sectors provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Naomi O. Seligman
Independent Director Age: 81 Director since 2005 Board Committees: Compensation (Vice Chair)

Ms. Seligman is a senior partner at Ostriker von Simson, Inc., a technology research firm which chairs the CIO Strategy Exchange. Since 1999, this forum has brought together senior executives in four vital quadrants of the IT sector. From 1977 until June 1999, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by 100 chief information officers from major global corporations. Ms. Seligman previously served as a director of Akamai Technologies, Inc., iGate Corporation and The Dun & Bradstreet Corporation.

Qualifications:    As a senior partner at Ostriker von Simson, Inc., a co-partner of the CIO Strategy Exchange, and a co-founder and former senior partner of the Research Board, Inc., Ms. Seligman is recognized as a thought leader in the technology industry. Ms. Seligman also serves as an independent advisor to some of the largest multinational corporations where she helps oversee global strategy and operations, which allows her to provide our Board with important perspectives in its evaluation of Oracle’s practices and processes. The Board also benefits from Ms. Seligman’s unique experience and customer-focused perspective and the valuable insights gained from the senior-level relationships she maintains throughout the technology industry.

2019 Annual Meeting of Stockholders     11

Recommendations of Director Candidates

The Governance Committee will consider all properly submitted candidates recommended by stockholders for Board membership. Our Corporate Governance Guidelines (available on our website at www.oracle.com/goto/corpgov) set forth the Governance Committee’s policy regarding the consideration of all properly submitted candidates recommended by stockholders as well as candidates recommended by current Board members and others.

Any stockholder wishing to recommend a candidate for consideration for nomination by the Governance Committee must provide a written notice to the Corporate Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or by email (Corporate_Secretary@oracle.com) with a confirmation copy sent by mail. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected. By following these procedures, a stockholder will have properly submitted a candidate for consideration. However, there is no guarantee that the candidate will be nominated.

Potential director candidates are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board approval of the final candidates recommended by the Governance Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Information regarding procedures for the stockholder submission of director nominations to be considered at our next annual meeting of stockholders may be found in “Corporate Governance—Proxy Access and Director Nominations” on page 19 and “Stockholder Proposals for the 2020 Annual Meeting” on page 65.

Board Meetings

Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with our Chairman, Vice Chairman, CEOs, General Counsel, Corporate Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

During fiscal 2019, the Board met four times (four regularly scheduled meetings). Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2019. Board members are expected to attend our annual meeting of stockholders, and all of our directors serving on the Board at the time of our last annual meeting of stockholders in November 2018 attended that meeting.

Committees, Membership and Meetings

Number of Board and Committee Meetings Fiscal 2019

The current standing committees of the Board are the Finance and Audit Committee (F&A Committee), the Governance Committee, the Compensation Committee and the Committee on Independence Issues (Independence Committee).

Each committee reviews its charter at least annually, or more frequently as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving best practices. The charters for the F&A, Governance, Compensation and Independence Committees are posted on our website at www.oracle.com/goto/corpgov.

12     2019 Annual Meeting of Stockholders

Committee Membership

The table below identifies committee membership as of September 20, 2019, the record date of the Annual Meeting.

Director	Finance and Audit	Compensation	Governance	Independence

Jeffrey S. Berg				Chair

Michael J. Boskin	Chair

Safra A. Catz

Bruce R. Chizen			Chair

George H. Conrades		Chair

Lawrence J. Ellison

Rona A. Fairhead

Hector Garcia-Molina

Jeffrey O. Henley

Mark V. Hurd

Renée J. James

Charles W. Moorman IV

Leon E. Panetta

William G. Parrett

Naomi O. Seligman		Vice Chair

The Board has determined that all directors who served during fiscal 2019 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable New York Stock Exchange (NYSE) listing standards during the periods they served on those committees. The Board has also determined that all directors who served during fiscal 2019 on the Compensation and F&A Committees satisfied the applicable NYSE and U.S. Securities and Exchange Commission (SEC) heightened independence standards for members of compensation and audit committees during the periods they served on those committees. See “Corporate Governance—Board of Directors and Director Independence” on page 22 for more information.

The Finance and Audit Committee

The F&A Committee oversees our accounting and financial reporting processes and the audit and integrity of our financial statements, assists the Board in fulfilling its oversight responsibilities regarding audit, finance, accounting, cybersecurity, tax and legal compliance and risk, and evaluates merger and acquisition transactions and investment transactions proposed by management. In particular, the F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm. The F&A Committee’s primary responsibilities and duties are to:

•	act as an independent and objective party to monitor our financial reporting process and internal control over financial reporting;

•	review and appraise the audit efforts of our independent registered public accounting firm;

•	receive regular updates from our internal audit department regarding our internal audit plan and compliance with various policies and operational processes across all lines of business;

•	evaluate our quarterly financial performance at earnings review meetings;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	oversee our compliance with laws and regulations and our Code of Ethics and Business Conduct;

•

provide an open avenue of communication between the Board and the independent registered public accounting firm, General Counsel, financial and senior management, Chief Compliance & Ethics Officer and internal audit department;

•	review and, if within its delegated range of authority, approve merger and acquisition and financial transactions proposed by our management; and

•	produce the Report of the Finance and Audit Committee of the Board, included elsewhere in this proxy statement, as required by SEC rules.

2019 Annual Meeting of Stockholders     13

The F&A Committee held executive sessions with our independent registered public accounting firm on four occasions in fiscal 2019. The Board has determined that Dr. Boskin and Mr. Parrett each qualify as an “audit committee financial expert” as defined by SEC rules.

The Compensation Committee

The primary functions of the Compensation Committee are to:

•	review and approve all compensation arrangements, including, as applicable, base salaries, bonuses and equity awards, of our CEOs and our other executive officers;

•	review and approve non-employee director compensation, subject to ratification by the Board;

•	lead the Board in its evaluation of the performance of our CEOs;

•

review and discuss the Compensation Discussion and Analysis (CD&A) portion of our proxy statement with management and determine whether to recommend to the Board that the CD&A be included in our proxy statement;

•	review the Compensation Committee Report for inclusion in our proxy statement, as required by SEC rules;

•	review, approve and administer our stock plans, and approve equity awards to certain participants;

•

annually assess the risks associated with our compensation practices, policies and programs applicable to our employees to determine whether such risks are appropriate or reasonably likely to have a material adverse effect on Oracle; and

•	oversee our 401(k) Plan Committee and amend the Oracle Corporation 401(k) Savings and Investment Plan (the 401(k) Plan) when appropriate.

The Compensation Committee helps us attract and retain talented executive personnel in a competitive market. In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department, human resources department and the independent compensation consultant support the Compensation Committee in its work. For additional details regarding the Compensation Committee’s role in determining executive compensation, including its engagement of an independent compensation consultant, refer to “Executive Compensation—Compensation Discussion and Analysis” beginning on page 28. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies—Equity Awards and Grant Administration” on page 42 for a discussion of the Compensation Committee’s role as the administrator of our stock plans and for a discussion of our policies and practices regarding the grant of our equity awards.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, in consultation with management and Compensia, Inc., the committee’s independent compensation consultant, has assessed the compensation policies and practices applicable to our executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on Oracle. The Compensation Committee conducts this assessment annually.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

The Nomination and Governance Committee

The Governance Committee has responsibility for monitoring corporate governance matters, including periodically reviewing the composition and performance of the Board and its committees (including reviewing the performance of individual directors), reviewing and assessing the adequacy of our policies, plans and procedures regarding succession planning, and overseeing our Corporate Governance Guidelines. The Governance Committee also considers and recommends qualified candidates for election to the Board.

The Committee on Independence Issues

The Independence Committee is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $120,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independence

14     2019 Annual Meeting of Stockholders

Committee’s efforts are intended to ensure that each proposed related person transaction is on terms that, when taken as a whole, are fair to us. If any member of the Independence Committee would derive a direct or indirect benefit from a proposed transaction, he or she is excused from the review and approval process with regard to that transaction. The role of the Independence Committee also encompasses monitoring of related person relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Global Conflict of Interest Policy. The Independence Committee also evaluates the independence of each non-employee director as defined by NYSE listing standards.

Director Compensation

Highlights

•	Annual and initial equity awards capped at a maximum dollar value

•	No per-meeting fees

•	Emphasis on equity to align director compensation with our stockholders’ long-term interests

•	Stockholder-approved limits on equity awards

•	No retirement benefits or perquisites

•	Robust stock ownership guidelines (see page 21 for details)

Overview

Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Ongoing developments in corporate governance, executive compensation and financial reporting have resulted in increased demand for highly qualified and productive public company directors. In addition, Oracle’s acquisition program and expansion into new lines of business can demand substantial time commitments from our directors.

These considerable time commitments and the many responsibilities and risks of being a director of a public company of Oracle’s size, complexity and profile require that we provide reasonable incentives for our non-employee directors’ continued performance by paying compensation commensurate with their qualifications and significant workload. Our non-employee directors are compensated based on their respective levels of Board participation and responsibilities, including service on Board committees. Our non-employee directors display a high level of commitment and flexibility in their service to Oracle. Several of our directors serve on more than one committee. In addition to engaging with our senior management, our non-employee directors personally attend and participate in important customer and employee events, such as Oracle OpenWorld and Oracle President’s Council forums, and meet with our stockholders throughout the year to better understand their perspectives. Annual cash retainers and equity awards granted to our non-employee directors are intended to correlate with the qualifications, responsibilities and time commitments of each such director.

Our employee directors, Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Henley, do not receive separate compensation for serving as directors of Oracle.

Cash Retainer Fees for Directors

In fiscal 2019, each of our non-employee directors received (1) an annual cash retainer fee of $52,500 for serving as a director of Oracle (prorated for directors who did not serve on the Board for the full fiscal year) and (2) each of the applicable retainer fees set forth in the table to the right for serving as a chair or as a member of one or more of the committees of the Board (prorated for directors who served as chairs or committee members for less than the full fiscal year).

Annual Committee Member Retainer Fees
F&A and Compensation Committees	$25,000
Governance and Independence Committees	$15,000

Additional Annual Retainer Fees for Committee Chairs
F&A and Compensation Committees	$25,000
Governance and Independence Committees	$15,000

Effective June 1, 2018, the Board eliminated per-meeting fees.

Annual Equity Grant for Directors

Non-employee directors also participate in our Amended and Restated 1993 Directors’ Stock Plan (the Directors’ Stock Plan), which sets forth stockholder-approved limits on annual equity awards for service on the Board and as a committee chair. The annual equity awards are granted on May 31 of each year. Committee chair equity awards are prorated for chairs who served for less than the full fiscal year.

2019 Annual Meeting of Stockholders     15

In fiscal 2018, the Board approved changes to our non-employee director compensation program, including reductions in the size of equity awards. The Board determined that each equity award will be limited to the lesser of the stockholder-approved limits set forth in the Directors’ Stock Plan or a specified maximum dollar value. Below is a summary of the stockholder-approved limits on annual equity awards set forth in the Directors’ Stock Plan, the maximum dollar value limit on annual equity awards effective May 31, 2018 and the number of RSUs actually granted to non-employee directors on May 31, 2019.

Grant Type	Stockholder-Approved Equity Award Limits	Maximum Dollar Value Effective May 31, 2018	Equity Actually Granted on May 31, 2019 (1)		% Reduction from Stockholder-Approved Limits (3)

Board Annual Grant	45,000 options (or 11,250 RSUs)	$400,000	7,905 RSUs		30%

F&A Committee Chair	45,000 options (or 11,250 RSUs)	$200,000	3,952 RSUs		65%

F&A Committee Vice Chair	30,000 options (or 7,500 RSUs)	—	—	(2)	100%

Compensation Committee Chair	45,000 options (or 11,250 RSUs)	$200,000	3,952 RSUs		65%

Governance Committee Chair	15,000 options (or 3,750 RSUs)	$65,000	1,284 RSUs		66%

Independence Committee Chair	15,000 options (or 3,750 RSUs)	$65,000	1,284 RSUs		66%

(1)	Calculated by dividing the maximum dollar value by the closing price of Oracle common stock on the date of grant ($50.60 per share), rounding down to the nearest whole share.

(2)	The Board eliminated the annual equity award for service as F&A Committee Vice Chair in fiscal 2016.

(3)	Percentage reduction in the number of RSUs actually granted on May 31, 2019 compared to stockholder-approved equity award limits.

The Directors’ Stock Plan provides that in lieu of all or some of the stock option limits set forth in the plan, non-employee directors may receive grants of RSUs of an equivalent value, as determined on any reasonable basis by the Board. The Board determined that a ratio of four stock options to one RSU should be used, consistent with its approach for equity awards granted to Oracle employees. The Board determined in April 2016 that all non-employee director equity awards will be delivered in the form of RSUs that vest on the first anniversary of the date of grant.

Initial Equity Grant for New Directors

The Directors’ Stock Plan also provides for an initial equity award of not more than 45,000 stock options (or 11,250 RSUs) for new non-employee directors, prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment. In accordance with the reductions to our non-employee director compensation described above, any new non-employee director will receive an initial equity award equal to the lesser of 11,250 RSUs or RSUs with a total value of $400,000 (calculated by dividing the maximum dollar value by the closing price of Oracle common stock on the date of grant, rounding down to the nearest whole share), prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment.

Fiscal 2019 Director Compensation Table

The following table provides summary information regarding the compensation we paid to our non-employee directors in fiscal 2019.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) (3) ($)	Total ($)

Jeffrey S. Berg	122,500	456,326	578,826

Michael J. Boskin	102,500	588,819	691,319

Bruce R. Chizen	107,500	456,326	563,826

George H. Conrades	117,500	588,819	706,319

Hector Garcia-Molina	67,500	392,562	460,062

Renée J. James	52,500	392,562	445,062

Charles W. Moorman IV	73,288	392,562	465,850

Leon E. Panetta	92,500	392,562	485,062

William G. Parrett	73,288	392,562	465,850

Naomi O. Seligman	77,500	392,562	470,062

16     2019 Annual Meeting of Stockholders

(1)

Rona A. Fairhead joined the Board in fiscal 2020 and therefore received no fiscal 2019 compensation. In fiscal 2020, Mrs. Fairhead will receive Oracle’s standard non-employee director compensation, as described above.

(2)

The amounts reported in this column represent the aggregate grant date fair values of RSUs computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation (FASB ASC 718). The non-employee directors have not presently realized a financial benefit from these awards because none of the RSUs granted in fiscal 2019 have vested. For information on the valuation assumptions used in our stock-based compensation computations, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2019.

(3)	The following table provides additional information concerning the stock awards (in the form of RSUs) and stock options held by our non-employee directors as of the last day of fiscal 2019.

Name	Total Unvested RSUs Outstanding at Fiscal 2019 Year End (#)	RSUs Granted During Fiscal 2019 (a) (#)	Total Option Awards Outstanding at Fiscal 2019 Year End (#)

Jeffrey S. Berg	9,189	9,189	247,500

Michael J. Boskin	11,857	11,857	450,000

Bruce R. Chizen	9,189	9,189	225,000

George H. Conrades	11,857	11,857	67,500

Hector Garcia-Molina	7,905	7,905	225,000

Renée J. James	8,491	7,905	9,375

Charles W. Moorman IV	7,905	7,905	—

Leon E. Panetta	7,905	7,905	37,500

William G. Parrett	7,905	7,905	—

Naomi O. Seligman	7,905	7,905	202,500

(a)	The RSUs reported in this column were granted on May 31, 2019 and vest on the first anniversary of the date of grant (May 31, 2020).

2019 Annual Meeting of Stockholders     17

CORPORATE GOVERNANCE

We regularly monitor developments in corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and NYSE. We believe we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the Guidelines), which address the following matters:

•	director qualifications;

•	director majority voting policy;

•	director responsibilities, including risk oversight;

•	executive sessions and leadership roles;

•	director conflicts of interest;

•	Board committees;

•	director access to officers and employees;

•	director compensation;

•	director orientation and continuing education;

•	director and executive officer stock ownership;

•	CEO evaluations;

•	stockholder communications with the Board;

•	performance evaluations of the Board and its committees; and

•	management succession.

The Guidelines require all members of the F&A, Compensation, Governance and Independence Committees to be independent, each in accordance with or as defined in the rules adopted by the SEC and NYSE. The Independence Committee and the Board make this determination annually for all non-employee directors.

The Board and each committee have the power to hire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask questions and conduct investigations as they deem appropriate to fulfill their duties.

Conflict of interest expectations for our non-employee directors are addressed in the Guidelines and provide that each non-employee director must disclose to our General Counsel:

•	all of his or her executive, employment, board of directors, advisory board or equivalent positions in other organizations annually;

•	any such proposed positions with a public company before they become effective and any such positions with a private company promptly following his or her appointment to such entity; and

•	any potential conflicts of interest that may arise from time to time with respect to matters under consideration of the Board.

The General Counsel must report all such disclosures to the Independence Committee, and the Board must consider such disclosures and other available information and take such actions as it considers appropriate. All directors are expected to comply with Oracle’s Code of Ethics and Business Conduct, except that for our non-employee directors, the provisions regarding conflicts of interest in the Guidelines supersede these same provisions in the Code of Ethics and Business Conduct.

The Guidelines provide for regular executive sessions to be held by non-employee directors. The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for the benefit of newly elected directors, including presentations from senior management and visits to Oracle’s facilities.

Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Compensation Committee is required under the Guidelines to conduct an annual review of our CEOs’ performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEOs are providing the best leadership for Oracle in the short and long term.

The Guidelines are posted on, and we intend to disclose any future amendments to the Guidelines on, our website at www.oracle.com/goto/corpgov.

18     2019 Annual Meeting of Stockholders

Proxy Access and Director Nominations

Under our proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of Oracle’s outstanding shares continuously for at least three years may nominate and include in Oracle’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

See “Stockholder Proposals for the 2020 Annual Meeting” on page 65 for information on the requirements for stockholders who wish to submit a director nomination for inclusion in our 2020 proxy statement or submit a director nomination to be presented at our 2020 annual meeting of stockholders (but not for inclusion in our proxy statement).

Majority Voting Policy

The Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote.

The Governance Committee must promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to Oracle; and

•	the overall composition of the Board.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote must appoint a committee among themselves to consider any resignation offers and recommend to the Board whether to accept such resignation offers.

Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% WITHHELD vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation.

2019 Annual Meeting of Stockholders     19

Prohibition on Speculative Transactions and Pledging Policy

Prohibition on Speculative Transactions. Our Insider Trading Policy prohibits all of our employees, including our executive officers, and our non-employee directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, short sales, puts, collars, straddles and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Oracle securities.

Pledging Policy. In fiscal 2018, the Governance Committee and the Chair of the Compensation Committee met with independent advisers to review policies and procedures regarding pledging. In January 2018, the Governance Committee adopted a Policy on Pledging Oracle Securities (the Pledging Policy).

The Pledging Policy prohibits Oracle directors, executive officers and their immediate family members from:

•	holding Oracle securities in a margin account; and

•	pledging Oracle securities as collateral to secure or guarantee indebtedness, subject to two exceptions:

•	pledges of securities of a target company that are in place at the time Oracle acquires such company are permitted; and

•	Oracle’s founder may continue to pledge Oracle securities as collateral to secure or guarantee indebtedness, but he may not hold Oracle securities in a margin account.

The Pledging Policy also requires the Governance Committee to review all pledging arrangements, assess any risks to Oracle and its stockholders and report on the arrangements to the F&A Committee and the Board. The Pledging Policy provides that all pledges must comply with Oracle’s Insider Trading Policy and must be pre-cleared as specified in Oracle’s Trading Pre-clearance Procedures. The Governance Committee may periodically seek outside advice and counsel in connection with its oversight of pledging arrangements.

Review of Pledging Arrangements. As of September 20, 2019, Mr. Ellison, Oracle’s founder, Chairman, CTO and largest stockholder, had pledged 305,000,000 shares of Oracle common stock (unchanged from the prior year) as collateral to secure certain personal indebtedness. Mr. Ellison’s pledged shares secure personal term loans only; none of his shares are pledged as collateral for margin accounts. The pledged shares are not used to shift or hedge any economic risk in owning Oracle common stock. No other executive officer or director, or any of their immediate family members, holds shares of Oracle common stock that have been pledged to secure any personal or other indebtedness.

Every fiscal quarter, the Governance Committee reviews Mr. Ellison’s pledging arrangements from a risk management perspective and regularly provides a report to the F&A Committee and the Board. In accordance with the Pledging Policy, the Governance Committee considers the following when reviewing the pledging arrangements:

•	historical information and trends regarding Mr. Ellison’s pledging arrangements;

•	the key terms of the loans under which shares of Oracle common stock have been pledged as collateral;

•	the magnitude of the aggregate number of shares of Oracle common stock that are pledged in relation to:

•	the total number of shares of Oracle common stock outstanding; and

•	the total number of shares of Oracle common stock owned by Mr. Ellison;

•	the market value of Oracle common stock;

•	Mr. Ellison’s independent ability to repay any loans without recourse to the already-pledged shares; and

•	any other relevant factors.

Board and Committee Performance Evaluations

The Board and each of its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. Every year, the Chair of the Governance Committee and other members of the Governance Committee interview each director and certain members of management to obtain his or her assessment of the effectiveness of the Board and its committees, director performance and Board dynamics. The Chair of the Governance Committee then reports the results of these interviews at meetings of the Governance Committee and the Board, where the results are discussed. In addition, the chair of each committee guides an annual committee self-evaluation discussion among the committee members. The results of the committee self-evaluations are also reported to the Board for review and discussion.

20     2019 Annual Meeting of Stockholders

Stock Ownership Guidelines for Directors and Senior Officers

Non-employee directors and senior officers are required to own shares of Oracle common stock to align their interests with the long-term interests of our stockholders. The Governance Committee sets and periodically reviews and makes changes to these ownership requirements, which we refer to as the Stock Ownership Guidelines. The current Stock Ownership Guidelines were adopted in July 2011 and amended in April 2015.

Under the Stock Ownership Guidelines, our non-employee directors and senior officers must own the following number of shares of Oracle common stock within five years from the date such person becomes a director or senior officer:

Title	Minimum Number of Shares

Chairman and Chief Technology Officer	250,000

Chief Executive Officers	250,000

Presidents	100,000

Executive Vice Presidents who are Section 16 Officers	50,000

All other Executive Vice Presidents	25,000

Non-employee directors	10,000

Each person promoted from within the senior officer positions has one year from the date of his or her promotion to comply with any increased ownership requirement. Shares of Oracle common stock that count toward satisfying the Stock Ownership Guidelines include any shares held directly or through a trust or broker; shares held by a spouse; shares held through our 401(k) Plan and our Oracle Corporation Employee Stock Purchase Plan (the ESPP); deferred, vested RSUs; and shares underlying vested but unexercised stock options, with 50% of the “in-the-money” value of such options being used for this calculation. Full-value awards, including RSUs and PSUs, do not count toward the Stock Ownership Guidelines until they vest.

We believe all of our non-employee directors and senior officers are currently in compliance with the Stock Ownership Guidelines, and many of them maintain holdings of Oracle common stock significantly in excess of the minimum required number of shares. Consistent with our objective of aligning the interests of our directors and officers with the long-term interests of stockholders, many of our directors and officers do not sell their shares of Oracle common stock when their RSUs vest or upon exercise of their stock options. For example, Mr. Ellison acquired seven million shares of Oracle common stock in fiscal 2019 upon the exercise of options that were scheduled to expire in July 2019. These shares were acquired in transactions whereby he paid the taxes and exercise price from cash so as to maximize the number of Oracle shares he acquired. As of September 20, 2019, Mr. Ellison has not sold any of the shares he acquired upon exercise of his options in fiscal 2019.

Board Leadership Structure

The roles of Board Chair and CEO are currently filled by separate individuals. Since September 2014, Mr. Ellison has served as our Chairman, and Ms. Catz and Mr. Hurd have served as our CEOs. Previously, Mr. Henley served as Chairman and Mr. Ellison served as CEO.

The Board believes that the separation of the offices of the Chair and CEOs is appropriate at this time because it allows our CEOs to focus primarily on Oracle’s business strategy, operations and corporate vision. However, as described in further detail in our Guidelines, the Board does not have a policy mandating the separation of the roles of Chair and CEO. The Board elects our Chair and our CEOs, and each of these positions may be held by the same person or by different people. We believe it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time.

We believe that independent and effective oversight of Oracle’s business and affairs is maintained through the composition of the Board, the leadership of our independent directors and Board committees and our governance structures and processes in place. The Board consists of a substantial majority of independent directors, and the Board’s Compensation, F&A, Governance and Independence Committees are composed solely of independent directors.

As set forth in our Guidelines, on an annual rotating basis, the chairs of the F&A Committee, the Governance Committee and the Compensation Committee serve as the lead independent director at executive sessions of the Board. The lead independent director serves as a liaison between our independent directors and our executive directors and performs such additional duties as the Board determines. Currently, Mr. Chizen serves as the lead independent director.

2019 Annual Meeting of Stockholders     21

Board’s Role in Risk Oversight

Management is responsible for assessing and managing risks to Oracle, and, in turn, the Board is responsible for overseeing management’s efforts to assess and manage risk. The Board’s risk oversight areas include, but are not limited to:

•  leadership structure and succession planning for management and the Board;

•  strategic and operational planning, including with respect to significant acquisitions, the evaluation of our capital structure and long-term debt financing, and Oracle’s long-term growth;

•  information technology and cybersecurity; and

•  legal and regulatory compliance.

Cybersecurity Risk Oversight

Cybersecurity risk oversight is a top priority for the Board. Oracle’s head of Global Information Security and its Chief Privacy Officer regularly brief the F&A Committee on Oracle’s information security program and its related priorities and controls. In turn, the F&A Committee reports to the full Board regarding the committee’s cybersecurity risk oversight activities.

While the Board has the ultimate oversight responsibility for Oracle’s risk management policies and processes, various committees of the Board also have the following responsibilities for risk oversight:

•

the F&A Committee oversees risks associated with our financial statements and financial reporting, our independent registered public accounting firm, our internal audit function, tax issues, mergers and acquisitions, credit and liquidity, information technology and cybersecurity, legal and regulatory matters, and Code of Ethics and Business Conduct compliance;

•

the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to executive compensation, director compensation and employee compensation generally;

•

the Governance Committee oversees risks associated with our overall governance practices and the leadership structure of management and the Board, as well as risks related to the pledging of Oracle securities; and

•	the Independence Committee reviews risks arising from transactions with related persons and director independence issues.

In accordance with our Pledging Policy, the Governance Committee regularly reviews Mr. Ellison’s pledging arrangements from a risk management perspective and provides a report to the F&A Committee and the Board, as described in “Prohibition on Speculative Transactions and Pledging Policy” on page 20.

The Governance Committee also periodically reviews and assesses the adequacy of our policies, plans and procedures with respect to succession planning for Oracle’s key executive officers, including the CEOs and the CTO. At least annually, the Board holds an executive session with each of the CEOs and the CTO to discuss potential successors and the performance, strengths and weakness of any such candidates.

The Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. For example, with respect to acquisitions and depending on the size of the acquisition meeting a threshold figure, the F&A Committee performs the initial review of the proposed transaction—taking into consideration any risks associated with the transaction—and determines whether to recommend that the Board approve the transaction. The F&A Committee also reviews completed acquisitions on a quarterly basis to determine whether the acquired companies have performed as expected.

In addition, the Board plays an active oversight and risk mitigation role through its regular review of Oracle’s strategic direction. While management is responsible for setting Oracle’s strategic direction, the directors review Oracle’s strategy at every regular meeting of the Board. One Board meeting each year is held off-site and is dedicated to strategy. The Board engages in candid discussions with management with respect to Oracle’s strategic direction. We believe this Board oversight helps identify and mitigate risks associated with our overall business strategy.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of four employee directors (Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Henley) and eleven non-employee directors.

Upon the recommendation of the Independence Committee, the Board determined that each of the following ten current directors is independent (as defined by applicable NYSE listing standards and our Corporate Governance

22     2019 Annual Meeting of Stockholders

Guidelines): Mr. Berg, Dr. Boskin, Mr. Chizen, Mr. Conrades, Mrs. Fairhead, Mr. Garcia-Molina, Mr. Moorman, Secretary Panetta, Mr. Parrett and Ms. Seligman. Ms. James ceased to be independent upon her appointment as Chairman and CEO of Ampere Computing LLC. Therefore, all directors who served during fiscal 2019 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable NYSE listing standards and SEC rules. The Board also determined, upon recommendation of the Independence Committee, that all directors who served during fiscal 2019 on the Compensation and F&A Committees satisfied the applicable NYSE and SEC heightened independence standards for members of compensation and audit committees.

In making the independence determinations, the Board and the Independence Committee considered all facts and circumstances relevant under the NYSE listing standards and SEC rules, including any relationships between Oracle and entities affiliated with the directors. In particular, the following relationships were considered:

•

Dr. Boskin and Mr. Garcia-Molina are both employed by Stanford University, which has received donations from both Oracle and various Board members. In addition, certain Board members serve on advisory or oversight boards at Stanford University or are otherwise employed part-time by Stanford University.

•

The total amount Oracle donated to Stanford University constituted less than 0.01% of Oracle’s total revenues in fiscal 2019. Predominately all of the funds Oracle donated were contributed directly to Stanford Hospital and Clinics. Based on a review of publicly available data, we believe the contributions represented less than 0.03% of Stanford University’s total revenues in its last fiscal year. The contributions fall within NYSE prescribed limits and guidelines.

The non-employee directors held an executive session following each of the regularly scheduled Board meetings, for a total of four meetings in fiscal 2019.

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee, which will determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee.

Director Tenure, Board Refreshment and Diversity

We believe it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. In furtherance of this objective, the Board elected Mrs. Fairhead in fiscal 2020, Mr. Moorman and Mr. Parrett in fiscal 2018, Ms. James in fiscal 2016 and Secretary Panetta in fiscal 2015.

However, we do not impose director tenure limits or a mandatory retirement age. The Board has considered the perspectives of some stockholders regarding longer-tenured directors, but believes that longer-serving directors with experience and institutional knowledge bring critical skills to the boardroom. In particular, the Board believes that given the large size of our company, the breadth of our product offerings and the international scope of our organization, longer-tenured directors are a significant strength of the Board. The Board also believes that longer-tenured directors have a better understanding of the challenges Oracle is facing and are more comfortable speaking out and challenging management. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing limits on director tenure would arbitrarily deprive it of the valuable contributions of its most experienced members.

Board Diversity 33% of our Board members are women or come from a diverse background

The Board and the Governance Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. As set forth in our Guidelines, the Governance Committee, acting on behalf of the Board, is committed to actively seeking women and minority candidates for the pool from which director candidates are selected. Presently, 33% of our Board members are women or come from a diverse background (4 of our 15 Board members are women, including one of our CEOs).

2019 Annual Meeting of Stockholders     23

Stockholder Outreach

We have a long tradition of engaging with our stockholders to solicit their views on a wide variety of issues, including corporate governance, environmental and social matters, executive compensation and other issues. On a regular basis, certain of our independent directors hold meetings with our institutional stockholders. The Board believes these meetings are important because they foster a relationship of accountability between the Board and our stockholders and help us better understand and respond to our stockholders’ priorities and perspectives.

Voting Rights:

One Share, One Vote

Oracle has a single class of voting stock, with each share entitled to one vote. Our executives, including our founder, are thus held accountable to stockholders, who have voting power in proportion to their economic interest in our stock.

Thus far in fiscal 2020, members of the Compensation Committee held meetings with eight institutional stockholders representing approximately 16% of our outstanding unaffiliated shares. In addition, as part of our regular Investor Relations engagement program, our executive directors hold meetings with a number of our institutional stockholders throughout the year. We also hold an annual financial analyst meeting at Oracle OpenWorld in San Francisco where analysts are invited to hear presentations from key members of our management team, including our executive directors. In fiscal 2019, our executive directors held meetings with stockholders representing approximately 29% of our outstanding unaffiliated shares. (All percentages calculated based on data available as of June 30, 2019.)

The feedback received from our stockholder outreach efforts is communicated to and considered by the Board, and, when appropriate, the Board implements changes in response to stockholder feedback. See “Proxy Statement Summary—Stockholder Outreach and Board Responsiveness” on page 3 for a summary of the recent feedback we have received from our stockholders and the Board’s response to this feedback.

Communications with the Board

Any person wishing to communicate with any of our directors, including our independent directors, regarding Oracle may write to the director, c/o the Corporate Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or may send an email to Corporate_Secretary@oracle.com. The Corporate Secretary will forward these communications directly to the director(s) specified or, if none is specified, to the Chairman of the Board. In addition, we present all such communications, as well as draft responses, at meetings of our Governance Committee. These communications and draft responses are also provided to the appropriate committee or group of directors based on the subject matter of the communication; for example, communications regarding executive compensation are provided to our Compensation Committee, in addition to our Governance Committee.

Employee Matters

Code of Conduct. In 1995, we adopted a Code of Ethics and Business Conduct (the Code of Conduct), which is periodically reviewed and amended by the Board. We require all employees, including our senior officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our Compliance and Ethics Program, under the direction of our Chief Compliance and Ethics Officer, administers training on and enforces the Code of Conduct. We have also appointed Regional Compliance and Ethics Officers to oversee the application of the Code of Conduct in each of our geographic regions. We provide mandatory web-based general training with respect to the Code of Conduct, and we provide additional live and web-based training on specific aspects of the Code of Conduct from time to time to certain employees. Employees are expected to report any conduct they believe in good faith to be a violation of the Code of Conduct. The Code of Conduct is posted on our website at www.oracle.com/goto/corpgov. We intend to disclose on our website any future amendments of the Code of Conduct or any waivers granted to our executive officers from any provision of the Code of Conduct.

Compliance and Ethics Reports. With oversight from the F&A Committee, we have established several different reporting channels employees may use to seek guidance or submit reports concerning compliance and ethics matters, including accounting, internal controls and auditing matters. These reporting channels include Oracle’s Integrity Helpline, which may be accessed either over the phone or by way of a secure Internet site. Employees may contact the helpline 24 hours a day, seven days a week. Interpreters are provided to helpline callers who want to communicate in languages other than English, and employees using the online system may file a report in the language of their choice. Employees who contact the helpline, whether over the phone or online, generally may choose to remain anonymous. Certain countries other than the United States, however, limit or prohibit anonymous reporting; employees who identify themselves as being from an affected country are alerted if special reporting rules apply to them.

24     2019 Annual Meeting of Stockholders

Global Conflict of Interest Policy. Our Global Conflict of Interest Policy (the Conflict of Interest Policy), which supplements the Code of Conduct, is applicable to all Oracle employees. The Conflict of Interest Policy is designed to help employees identify and address situations that may give rise to potential conflicts of interest or the appearance of conflicts of interest. Employees are required to disclose any conflicts of interest or potential conflicts of interest in accordance with the Conflict of Interest Policy. On an annual basis, each senior officer of Oracle is required to submit a Conflicts of Interest Questionnaire and Affirmation disclosing any actual or potential conflicts of interest and affirming that the senior officer has read, understands and is in compliance with the Conflict of Interest Policy.

Corporate Citizenship Report. Information regarding our workforce, charitable activities, environmental policy and global sustainability initiatives and solutions is available in our Corporate Citizenship Report published on our website at www.oracle.com/corporate/citizenship. The information posted on or accessible through our website is not incorporated into this Proxy Statement (see “No Incorporation by Reference” on page 71).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of September 20, 2019, the record date of the Annual Meeting, with respect to the beneficial ownership of Oracle common stock by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (2) each director or nominee; (3) each executive officer named in the Summary Compensation Table; and (4) all current executive officers and directors as a group. Except as set forth below, the address of each stockholder is 500 Oracle Parkway, Redwood City, California 94065.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Directors and NEOs

Lawrence J. Ellison (2)	1,172,919,853	35.4%

Jeffrey S. Berg (3)	449,316	*

Michael J. Boskin (4)	359,796	*

Safra A. Catz (5)	22,806,092	*

Bruce R. Chizen (6)	275,813	*

George H. Conrades (7)	99,809	*

Dorian E. Daley (8)	920,817	*

Rona A. Fairhead (9)	—	*

Hector Garcia-Molina (10)	256,419	*

Jeffrey O. Henley (11)	4,934,516	*

Mark V. Hurd (12)	21,776,255	*

Renée J. James (13)	39,917	*

Charles W. Moorman IV (14)	11,015	*

Leon E. Panetta (15)	68,562	*

William G. Parrett	8,561	*

Edward Screven (16)	6,043,113	*

Naomi O. Seligman (17)	157,207	*

All current executive officers and directors as a group (18 persons) (18)	1,231,596,441	36.6%

Other More Than 5% Stockholders

The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355 (19)	197,348,700	6.0%

BlackRock, Inc., 55 East 52nd Street, New York, NY 10055 (20)	187,772,023	5.7%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

2019 Annual Meeting of Stockholders     25

(2)

Includes 34,187,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 305,000,000 shares pledged as collateral to secure certain personal indebtedness, including various lines of credit. See “Corporate Governance—Prohibition on Speculative Transactions and Pledging Policy” on page 20 for more information on Board and committee oversight of Mr. Ellison’s pledging arrangements.

(3)

Includes 5,000 shares owned by Mr. Berg’s spouse, 129,222 shares held in a trust for the benefit of Mr. Berg and his family, 67,594 shares held in a grantor retained annuity trust for the benefit of Mr. Berg and his family and 247,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(4)	Includes 300,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(5)

Includes 1,118,592 shares held in a trust for the benefit of Ms. Catz and her spouse and 21,687,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(6)

Includes 5,000 shares held in a trust for the benefit of Mr. Chizen and his spouse and 225,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(7)	Includes 67,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(8)

Includes 139,567 shares held in trusts for the benefit of Ms. Daley and her spouse and 781,250 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(9)	Mrs. Fairhead joined the Board on July 31, 2019. She has been granted RSUs, none of which have vested or will vest within 60 days of the record date.

(10)	Includes 220,357 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(11)

Includes 1,800,569 shares held in trusts for the benefit of Mr. Henley and his spouse, 31,000 shares held in a trust for the benefit of Mr. Henley’s children, 102,947 shares held in a trust by the J&J Family Foundation, and 3,000,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(12)

Includes 762,755 shares held in a trust for the benefit of Mr. Hurd and his spouse and 20,962,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(13)	Includes 7,031 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(14)	Includes 2,454 shares held in trusts for the benefit of Mr. Moorman’s family.

(15)

Includes 31,062 shares held in a trust for the benefit of Mr. Panetta’s family and 37,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(16)

Includes 3,700,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 31,506 vested RSUs (including dividend equivalents) for which Mr. Screven has elected to defer settlement.

(17)

Includes 7,397 shares owned by Ms. Seligman’s spouse of which she disclaims beneficial ownership and 112,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(18)

Includes all shares described in the notes above. Also includes 69,380 additional shares of Oracle common stock and 400,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date, in each case held by an executive officer who is not named in the table.

(19)

Based on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group (Vanguard) on behalf of itself, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Schedule 13G/A indicates that as of December 31, 2018, Vanguard had sole voting power with respect to 3,112,573 shares, shared voting power with respect to 723,442 shares, sole dispositive power with respect to 193,579,992 shares, and shared dispositive power with respect to 3,768,708 shares.

(20)

Based on a Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock, Inc. (BlackRock), on behalf of itself, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock

26     2019 Annual Meeting of Stockholders

Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd. The Schedule 13G/A indicates that as of December 31, 2018, BlackRock had sole voting power with respect to 161,816,036 shares and sole dispositive power with respect to 187,772,023 shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires our executive officers and directors and any persons who beneficially own more than 10% of our common stock (collectively, Reporting Persons) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. As a matter of practice, we assist our executive officers and non-employee directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that all Reporting Persons complied with all applicable filing requirements in fiscal 2019, except for the following: for each of Dorian E. Daley, Jeffrey O. Henley, Edward Screven and William C. West, a Form 4 reporting an annual equity grant of RSUs or stock options, as applicable, was filed twelve days late due to an administrative error.

2019 Annual Meeting of Stockholders     27

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Fiscal 2019 Executive Compensation Highlights

•  No tranches of the performance-based stock options (PSOs) granted to Mr. Ellison, Ms. Catz and Mr. Hurd in fiscal 2018 have been earned, due to the rigor and long-term nature of the PSO goals.

•  Total compensation for Mr. Ellison, Ms. Catz and Mr. Hurd, in the aggregate, decreased by approximately 98% in fiscal 2019 compared to fiscal 2018 (as reported in the Summary Compensation Table (SCT) on page 44). In fiscal 2019, for these NEOs:

•  Base salaries remained unchanged;

•  No bonuses were earned; and

•  No equity awards were granted.

•  In the aggregate, approximately 95.2% of the total compensation reported in the SCT in fiscal 2019 for Mr. Screven, Ms. Daley and Mr. Henley was at-risk.

Oracle in Fiscal 2019

•  $38.9 billion returned to stockholders

•  $36.0 billion in repurchases of common stock

•  $2.9 billion in dividends paid

•  Earnings per share of $2.97, a 251% increase from fiscal 2018

•  Total revenues of $39.5 billion, a slight increase from fiscal 2018

•  Cloud services and license support revenues plus cloud license and on-premise revenues of $32.6 billion, a 2% increase from fiscal 2018

•  Operating income of $13.5 billion, a 2% increase from fiscal 2018

•  Operating margin of 34%, a slight increase from fiscal 2018

28     2019 Annual Meeting of Stockholders

Five-Year Performance-Based Stock Options: A Rigorous Long-Term Equity Program Directly Linked to Performance

No equity awards were granted to Mr. Ellison, Ms. Catz or Mr. Hurd in fiscal 2019. In fiscal 2018, the Compensation Committee granted each of these NEOs an equity award consisting entirely of PSOs.

Due to the rigor and long-term nature of the PSO goals, none were achieved in fiscal 2018 or 2019, and thus no tranches of the PSOs have been earned to date.

Our cloud business has become an important part of our long-term success. With the PSO program, the Compensation Committee sought to directly link the long-term incentive compensation of our most senior executives with ambitious goals related to our cloud offerings and stockholder return.

The PSOs may be earned only upon the attainment of rigorous stock price, market capitalization and operational performance goals over a five-year performance period. Consistent with the long-term nature of our transition toward our cloud business, the PSOs granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd are intended to represent five years of equity compensation and were granted with the expectation that these NEOs will receive no additional equity awards until 2022 at the earliest.

The PSOs are divided into seven equal tranches that are eligible to be earned based on the achievement of the following goals over the five-year performance period, which runs from fiscal 2018 through fiscal 2022.

1 Tranche (1/7th) may be earned based on achievement of a stock price goal • Oracle’s average stock price for 30 calendar days must equal or exceed $80 in order for the tranche to be earned

6 Tranches (6/7ths)

may be earned based on achievement of

both (1) market capitalization goals and (2) operational goals

•  One goal of each type (market capitalization and operational) must be satisfied in order for a tranche (i.e., 1/7th of the award) to be earned

•  If market capitalization goal(s) are satisfied but no operational goal(s) are satisfied (or vice versa), then no tranche will be earned until subsequent achievement of the other goal type occurs

Six Market Capitalization Goals

  •  Increase Oracle’s market capitalization from a baseline of $207 billion by:

•  $16.7 billion

•  $33.3 billion

•  $50 billion

•  $66.7 billion

•  $83.3 billion

•  $100 billion

  •  Shares issued in connection with a material acquisition would be excluded from the calculation of market capitalization

Six Operational Goals

•   Become the largest enterprise Software-as-a-Service (SaaS) company as measured by an independent third-party report

•   Attain $20 billion in non-GAAP total cloud revenues in a fiscal year

•   Attain $10 billion in non-GAAP total SaaS revenues in a fiscal year

•   Attain $10 billion in non-GAAP total Platform-as-a-Service (PaaS) and IaaS revenues in a fiscal year

•   Attain non-GAAP SaaS gross margin of 80%

•   Maintain non-GAAP PaaS/Infrastructure-as-a-Service gross margin of at least 30% for three of the five fiscal years in the performance period

2019 Annual Meeting of Stockholders     29

Fiscal 2019 Compensation for Mr. Ellison, Ms. Catz and Mr. Hurd

The Compensation Committee routinely engages with our principal unaffiliated stockholders regarding executive compensation matters and takes stockholder feedback seriously (see page 31 for details). We believe the fiscal 2019 compensation of Mr. Ellison, Ms. Catz and Mr. Hurd addresses the feedback received from our stockholders because pay is aligned with the long-term interests of our stockholders.

Below is an excerpt of our fiscal 2019 SCT showing the total compensation for Mr. Ellison, Ms. Catz and Mr. Hurd. See page 44 for the full SCT and related footnotes.

Name	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Lawrence J. Ellison	2019	1	—	—	—	—	1,662,827	1,662,828
Safra A. Catz	2019	950,000	—	—	—	—	15,981	965,981
Mark V. Hurd	2019	950,000	—	—	—	—	1,531,646	2,481,646

In fiscal 2019, the principal elements of compensation for each of Mr. Ellison, Ms. Catz and Mr. Hurd were as follows:

•	Base Salary: $1 for Mr. Ellison (unchanged since fiscal 2011); $950,000 for Ms. Catz and Mr. Hurd (unchanged since fiscal 2012)

•	Annual Performance-Based Cash Bonus: No cash bonuses were earned in fiscal 2019.

•

Long-Term Incentive Compensation: No equity awards were granted in fiscal 2019 because PSOs granted in fiscal 2018 are intended to represent five years of equity compensation. Due to the rigor and long-term nature of the PSO goals, none were achieved in fiscal 2018 or 2019, and thus no tranches of the PSOs have been earned to date.

Executive Compensation Program Evolution

The table below compares key features of the current five-year PSO program to our prior executive compensation program consisting of performance-based stock units (PSUs) and time-based stock options.

Program	PSUs/Time-Based Stock Options (FY15—FY17)	Five-Year PSO Program (FY18—present)

Form of Equity	50% Time-Based Stock Options 50% Performance-Based Stock Units	100% Performance-Based Stock Options

Performance Periods	PSUs have variable performance periods of 1, 2 or 3 years	5-year performance period

Metrics	PSUs earned based on Oracle’s revenue growth and cash flow growth compared to the PSU Comparator Companies	Oracle’s attainment of pre-established stock price, market capitalization and operational performance goals focused on growth of Oracle’s cloud business

Vesting	Time-Based Stock Options vest 25% per year over 4 years Each tranche of PSUs may be earned at 0% to 150% of target	No time-based vesting Each tranche of PSOs may be earned at 0% or 100% of the grant amount

Frequency of Grant	Annual	Intended to be the sole long-term incentive awards for Mr. Ellison, Ms. Catz and Mr. Hurd for 5 years

Fiscal 2019 Compensation for All Other NEOs

The principal elements of fiscal 2019 compensation for Mr. Screven, Ms. Daley and Mr. Henley were a base salary, a cash bonus opportunity, and restricted stock units (RSUs) or stock options, as described in further detail on pages 35 to 37. The total compensation mix for these NEOs is heavily weighted toward equity-based awards, thus aligning their compensation with the interests of our stockholders. In the aggregate, approximately 95.2% of the fiscal 2019 total compensation (as reported in the SCT on page 44) for Mr. Screven, Ms. Daley and Mr. Henley was at-risk.

Elements of Fiscal 2019 Compensation Mr. Screven, Ms. Daley and Mr. Henley

30     2019 Annual Meeting of Stockholders

Stockholder Outreach and Compensation Committee Responsiveness

The Compensation Committee actively solicits the views of our principal unaffiliated stockholders on executive compensation matters. On an annual basis, members of the Compensation Committee hold meetings with our unaffiliated stockholders at which executive compensation and other corporate governance matters are discussed at length. Thus far in fiscal 2020, members of the Compensation Committee held meetings with eight institutional stockholders representing approximately 16% of our outstanding unaffiliated shares.

In designing the five-year PSO program, the Compensation Committee carefully considered the feedback of stockholders. The Compensation Committee continues to believe that the five-year PSO program is responsive to feedback from stockholders, as described below.

What We Heard	The Compensation Committee’s Response
Equity awards for top executives should not vest based solely on the passage of time

100% Performance-Based Equity Compensation. In fiscal 2018, Mr. Ellison, Ms. Catz and Mr. Hurd each received an equity award consisting entirely of PSOs that may be earned only upon the attainment of rigorous stock price, market capitalization and operational performance goals over a five-year performance period.

No additional equity compensation was granted to these executives in fiscal 2019.

Performance metrics should better align with stockholder value

PSOs with Rigorous Performance Goals. Payout for the PSOs is tied to significant stock price appreciation as well as the satisfaction of rigorous operational performance goals during a five-year performance period that, if achieved, should result in considerable stockholder returns.

Six of the seven PSO tranches may be earned only if Oracle satisfies a combination of (1) an operational performance goal tied to significant growth of Oracle’s cloud business and (2) a substantial increase in Oracle’s market capitalization. The seventh PSO tranche may be earned only upon significant sustained growth in Oracle’s stock price.

None of the goals were satisfied in fiscal 2018 or 2019, and thus no tranches of the PSOs have been earned to date.

Compensation should be reduced for top executives

Significant Decrease in Equity Compensation Value. The PSOs represent a decrease in equity compensation value for the grantees. When the grant date fair value of the PSOs is annualized over the five-year performance period, it represents a 47% decrease from the value of the fiscal 2017 equity awards granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd.

Long-term equity awards should have a minimum three-year performance period

Five-Year Performance Period. The PSOs may be earned over a five-year performance period. The PSOs were granted with the expectation that no additional equity awards will be granted to Mr. Ellison, Ms. Catz and Mr. Hurd until 2022 at the earliest.

Fiscal 2020 Stockholder Feedback

In its fiscal 2020 meetings with stockholders, the Compensation Committee received positive feedback from a number of stockholders regarding the PSOs. These stockholders appreciated the reduction in equity compensation value resulting from the PSOs and the performance-based nature of the PSOs. A number of stockholders noted that the rigor of the PSO performance goals has become more evident this year, as no tranches of the PSOs have been earned to date. Stockholders agreed that if and when the PSO performance goals are satisfied, both executives and stockholders will benefit.

In addition, several stockholders noted the rarity of an entire compensation committee conducting outreach meetings with stockholders and expressed their appreciation for the time and effort the Compensation Committee members have put into ongoing stockholder engagement. The Compensation Committee values the relationships established during these meetings, and members of the committee share feedback from stockholders with the full Board.

2019 Annual Meeting of Stockholders     31

Fiscal 2019 Pay Outcomes: Pay-for-Performance

A significant portion of the compensation amounts our NEOs ultimately realize are contingent on the achievement of our primary business objectives and the creation of short-term and long-term value for our stockholders. The table below summarizes the fiscal 2019 outcomes for our NEOs’ performance-based compensation. Details regarding the material elements of the PSOs, PSUs and cash bonus awards can be found on pages 29 and 34 to 37.

Pay Element	Executive	Fiscal 2019 Outcome	Reason
PSOs	Lawrence J. Ellison Safra A. Catz Mark V. Hurd	• No tranches of the PSOs granted in fiscal 2018 have been earned to date	• None of the stock price, market capitalization and operational performance goals of the PSOs were satisfied in year 1 (fiscal 2018) or year 2 (fiscal 2019)
PSUs	Lawrence J. Ellison Safra A. Catz Mark V. Hurd	• 2017 PSUs (3rd tranche) earned at 133% of target • 2016 PSUs (4th tranche) earned at 133% of target

•  Oracle’s revenue growth was significantly greater than the weighted average revenue growth of the PSU Comparator Companies (as identified on page 34 below), resulting in achievement of 116% of the target award opportunity for this metric

•  Oracle’s operating cash flow growth was significantly greater than the weighted average cash flow growth of the PSU Comparator Companies, resulting in achievement of 150% of the target award opportunity for this metric

Annual Cash Bonus	Lawrence J. Ellison Safra A. Catz Mark V. Hurd Edward Screven Jeffrey O. Henley	• No cash bonus paid	• Oracle’s non-GAAP pre-tax profits grew in constant currency but not in U.S. Dollars, and our bonus formula is based on U.S. Dollars
	Dorian E. Daley	• $400,000 (53% of target)	• Ms. Daley made significant contributions to Oracle’s legal strategy and successes in fiscal 2019, but Oracle’s overall financial performance did not meet internal expectations

Compensation Best Practices

Best Practices We Employ

   High proportion of compensation for our most senior executives is performance-based and at-risk

   Caps on maximum payout of bonuses and performance-based equity awards

   Robust stock ownership guidelines

   Disciplined dilution rates from equity awards

   Compensation recovery (clawback) policy for cash bonuses in the event of a financial restatement

   Annual risk assessment of compensation programs

   Independent compensation consultant and independent compensation committee

   Anti-hedging policy applicable to all employees and directors

Practices We Avoid

  No severance benefit arrangements except as provided under our equity incentive plan to employees generally or as required by law

  No single-trigger change in control vesting of equity awards

  No change in control acceleration of performance-based cash bonuses

  No minimum guaranteed vesting for performance-based equity awards

  No discretionary cash bonuses for CEOs and CTO

  No tax gross-ups for NEOs

  No payout or settlement of dividends or dividend equivalents on unvested equity awards

  No supplemental executive retirement plans, executive pensions or excessive retirement benefits

  No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

32     2019 Annual Meeting of Stockholders

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program are to:

•	attract and retain highly talented and productive executive officers;

•	align the interests of our executive officers with those of our stockholders; and

•	provide incentives for their superior performance.

The Compensation Committee believes we employ some of the most talented senior executives in our industry. Our senior executives are routinely recruited as candidates to lead other large, sophisticated technology companies. Given the strength of our NEO group, the Compensation Committee believes it is critical they receive total compensation opportunities that reflect their individual skills and experiences and are commensurate with the management of an organization of Oracle’s size, scope and complexity. Further, the Compensation Committee believes that our NEOs’ compensation levels must be appropriate to retain and properly motivate them. At the same time, however, the Compensation Committee seeks to align our NEOs’ pay with the investment gains or losses of Oracle’s stockholders.

Within Oracle, executive compensation is weighted most heavily toward our most senior executive officers because they have the greatest impact on our business and financial results.

Elements of Our Executive Compensation Program

Each Element of the Program is Closely Linked to Our Business Objectives

Our executive compensation program consists of the three principal elements described in the table below. We believe this compensation mix encourages appropriate decisions that are consistent with our business strategy of constantly improving our performance and building short-term and long-term stockholder value.

Compensation Element	Designed to Reward	Relationship to Business Objectives	At-Risk
1. Long-Term Incentive Compensation (page 33)	• Success in achieving sustainable long-term results

•   Align our NEOs’ interests with long-term stockholder interests to increase overall stockholder value

•   Motivate and reward our NEOs for achieving financial performance goals that contribute to sustainable long-term results

•   Attract and retain talented NEOs in a competitive market for talent

2. Annual Cash Bonus (page 36)	• Success in achieving annual operating results	• Motivate and reward our NEOs for achieving or exceeding annual financial performance goals • Share incremental profits earned by Oracle with our NEOs
3. Base Salary (page 37)	• Experience, knowledge of the industry, duties and scope of responsibility	• Provide a minimum, fixed level of cash compensation to attract and retain talented NEOs who can successfully design and execute our business strategy

1. Long-Term Incentive Compensation

Our philosophy with regard to granting long-term incentive compensation is to:

•	be sensitive to the overall number and value of shares of Oracle common stock underlying the equity awards granted;

•

effectively manage the overall net dilution resulting from our use of equity as a compensation tool, by granting equity awards to a relatively small number of employees, with a focus on our senior executives, engineers and high performers in other areas of our business; and

•

provide the largest awards to our top performers and individuals with the greatest responsibilities because they have the potential and ability to contribute the most to the success of our business and the creation of long-term stockholder value.

2019 Annual Meeting of Stockholders     33

Consistent with this philosophy, our cumulative potential dilution since June 1, 2016 has been a weighted-average annualized rate of 1.7% per year. For details on the calculation of our cumulative potential dilution, see Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2019.

Long-Term Incentive Compensation—Mr. Ellison, Ms. Catz and Mr. Hurd

Fiscal 2019—No Equity Granted; No PSOs Earned

In fiscal 2019, the Compensation Committee did not grant any equity awards to Mr. Ellison, Ms. Catz and Mr. Hurd.

Fiscal 2018—PSOs Granted; No PSOs Earned

In fiscal 2018, the Compensation Committee granted each of Mr. Ellison, Ms. Catz and Mr. Hurd an equity award consisting entirely of PSOs that may be earned only upon the attainment of stock price, market capitalization and operational performance goals. Due to the rigor and long-term nature of the underlying performance goals, none of the goals were achieved in fiscal 2018 or 2019, and thus no tranches of the PSOs have been earned to date.

Long-term incentive compensation for these NEOs is 100% performance-based. The PSOs will be earned only if Oracle both significantly grows its cloud business and increases its stock price and market capitalization. The PSOs are intended to represent five years of long-term incentive compensation. Performance measured against the goals is evaluated annually. See page 29 above for a description of these grants.

Fiscal 2016 and 2017—PSUs

In fiscal 2016 and 2017, a portion of the long-term incentive compensation opportunities for Mr. Ellison, Ms. Catz and Mr. Hurd consisted of PSUs, which are measured using two performance metrics: (1) 50% of the number of target PSUs is tied to relative growth in total consolidated U.S. GAAP revenues; and (2) 50% of the number of target PSUs is tied to relative growth in total consolidated U.S. GAAP net cash flows from operating activities. The Compensation Committee selected these metrics because management analyzes revenue growth and operating cash flows as proxies for the creation of long-term stockholder value, and Mr. Ellison, Ms. Catz and Mr. Hurd are ultimately responsible for the continued success of Oracle as a whole.

The PSUs are divided into four equal annual tranches, each of which is eligible to be earned based on Oracle’s performance with respect to the two performance metrics as compared to the weighted average performance of the same metrics of the PSU Comparator Companies (Cisco Systems, Inc., Hewlett Packard Enterprise Company, IBM Corporation, salesforce.com, inc., SAP SE and Workday, Inc.), which represent some of our primary competitors and companies to which our stockholders frequently compare us.

There is no minimum guaranteed number of PSUs that may be earned in any year. The number of PSUs that may be earned in any year is capped at a maximum of 150% of the target number of PSUs allocated to that year, so the upside is limited. If Oracle’s growth exceeds the growth of the PSU Comparator Companies but is negative, the maximum number of PSUs that may be earned with respect to that metric is 100% of the target number of PSUs. If Oracle’s growth is one of the two lowest percentage growth amounts among any of the PSU Comparator Companies for either metric with each company’s growth measured separately and ranked from largest to smallest, none of the number of PSUs allocated to that year will be earned with respect to that metric.

One-fourth of the PSUs are eligible to be earned at the end of each of four separate, varying performance periods, as follows:

Tranche Vesting Fiscal Year	% of PSU Award	Performance Metric
Year 1	25%	• Year 1 weighted average comparator performance
Year 2	25%	• Year 1 and Year 2 weighted average comparator performance
Year 3	25%	• Year 1, Year 2 and Year 3 weighted average comparator performance
Year 4	25%	• Year 2, Year 3 and Year 4 weighted average comparator performance

Earned PSUs vest upon the Compensation Committee’s certification of achievement measured against the pre-established and quantifiable target levels for each performance metric. Upon vesting, each PSU is converted into one share of Oracle common stock.

34     2019 Annual Meeting of Stockholders

The table below shows the fiscal 2017 and 2016 PSUs earned by Mr. Ellison, Ms. Catz and Mr. Hurd.

Grant and Performance Metric	PSUs Granted to Each NEO (#)	Weight	Percentage Earned for Fiscal Year					Total PSUs Earned by Each NEO as of September 20, 2019 (#)
			2016	2017	2018	2019	2020
2016 PSUs	562,500 (Ellison, Catz and Hurd)
Revenue Growth		50%	100%	100%	150%	116%
Operating Cash Flow Growth		50%	100%	0%	150%	150%
Total Earned			100%	50%	150%	133%		609,183 (Ellison, Catz and Hurd)
2017 PSUs	562,500 (Ellison, Catz and Hurd)
Revenue Growth		50%		150%	150%	116%	TBD
Operating Cash Flow Growth		50%		0%	150%	150%	TBD
Total Earned				75%	150%	133%	TBD	503,715 (Ellison, Catz and Hurd)

Long-Term Equity Compensation—Mr. Screven, Ms. Daley and Mr. Henley

Oracle employees who received annual equity awards in fiscal 2019, including Mr. Screven, Ms. Daley and Mr. Henley, were given a choice to receive their awards in the form of (1) 100% stock options, (2) 100% RSUs or (3) a combination of 50% stock options and 50% RSUs (the Employee Choice Program), with the exception of a limited number of employees in foreign jurisdictions where we are unable to offer the Employee Choice Program due to administrative or local law restrictions. In fiscal 2019, Mr. Screven and Ms. Daley elected to receive their annual equity awards in the form of 100% RSUs and Mr. Henley elected to receive his annual equity award in the form of 100% stock options.

RSUs—Mr. Screven and Ms. Daley

In fiscal 2019, Mr. Screven and Ms. Daley received long-term equity compensation in the form of RSUs that vest in equal annual installments over four years from the date of grant. The Compensation Committee believes that RSUs serve as an effective performance incentive because they become more valuable as our stock price increases (which benefits all stockholders) and fully vest only if the recipient remains employed through the final vesting date. Because RSUs have value to the recipient even in the absence of stock price appreciation, RSUs help retain and incentivize employees during periods of market volatility, and result in Oracle granting fewer shares of common stock than through stock options of equivalent grant date fair value.

Mr. Screven received an annual award of 250,000 RSUs in fiscal 2019. The Compensation Committee determined this amount based on, among other factors, competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant, the recommendation of the CTO to whom Mr. Screven reports and an assessment of Mr. Screven’s significant role and responsibilities, including the Compensation Committee’s determination that Mr. Screven drives technology and architecture decisions across all Oracle products to ensure that product development is consistent with Oracle’s overall long-term strategy. Mr. Screven also plays a critical role by leading company-wide strategic initiatives, including with respect to industry standards and security.

In addition, Mr. Screven received a special supplemental award of 500,000 RSUs in December 2018 in connection with staffing changes in Oracle’s engineering organization following the departure of Thomas Kurian, Oracle’s former President, Product Development. Specifically, the Compensation Committee granted additional equity compensation to key employees across the engineering organization, including Mr. Screven, based on the following rationale and key factors: the significant strategic opportunity ahead for Oracle, the valuable talent of Oracle’s senior product managers and Oracle’s vulnerability to well-funded competitors seeking to attract Oracle’s highly regarded technical leaders. Because Mr. Screven received this supplemental equity award, he is not expected to receive any equity awards in fiscal 2020.

Ms. Daley received an annual award of 162,500 RSUs in fiscal 2019. The Compensation Committee determined this amount based on, among other factors, competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant, the recommendation of the CEO to whom Ms. Daley reports, and an assessment of Ms. Daley’s significant role and responsibilities overseeing all legal matters at Oracle and managing a large-scale multinational legal team. Ms. Daley plays a critical role in setting the strategy for Oracle’s litigation and regulatory matters and provides leadership in the areas of compliance and ethics, data protection and privacy, intellectual property and corporate governance, among others.

2019 Annual Meeting of Stockholders     35

Stock Options—Mr. Henley

In fiscal 2019, Mr. Henley received long-term equity compensation in the form of a stock option to purchase 400,000 shares of Oracle’s common stock that vests in equal annual installments over four years from the date of grant. The Compensation Committee believes stock options serve as an effective performance incentive because the recipient derives value only if our stock price increases (which benefits all stockholders) and the recipient remains employed through the final vesting date. Stock options give the recipient the right to purchase at a specified price (the market price of Oracle common stock on the date when the stock option was granted) a specified number of shares of Oracle common stock for a specified period of time (generally ten years).

The Compensation Committee determined the amount of Mr. Henley’s stock option award based on, among other factors, competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant, the recommendation of the CTO to whom Mr. Henley reports, and an assessment of Mr. Henley’s highly valued contributions to Oracle’s strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide.

2. Annual Cash Bonuses

Performance-Based Cash Bonuses under the Executive Bonus Plan

Our stockholder-approved Executive Bonus Plan is intended to motivate our senior executives by rewarding them when our annual financial performance objectives are met or exceeded. In fiscal 2019, Mr. Ellison, Ms. Catz, Mr. Hurd, Mr. Screven and Mr. Henley did not earn bonuses.

Under the Executive Bonus Plan, the Compensation Committee assigns each participant an annual target cash bonus opportunity and establishes the financial performance metric or metrics that must be achieved before an award actually will be paid to the participant for the year. Consistent with prior years, the Compensation Committee selected year-over-year growth in our non-GAAP pre-tax profits as the financial performance metric for determining our NEOs’ bonuses for fiscal 2019 (other than for Ms. Daley, whose bonus arrangement is described below) because management regularly uses this metric internally to understand, manage and evaluate our business performance and make operating decisions with a view to the creation of stockholder value. In addition, as a measure of profitability, this metric requires our NEOs to manage multiple variables (i.e., revenues and operating expenses) in achieving the goal of growing our non-GAAP pre-tax profit, which the Board believes to be an important measure of Oracle’s financial performance and value creation for our stockholders.

For purposes of the Executive Bonus Plan, “non-GAAP pre-tax profit” is defined as:

•	Oracle’s U.S. GAAP income before provision for income taxes;

•	Minus stock-based compensation expenses, acquisition-related and other expenses, restructuring expenses and amortization of intangible assets; and

•

Plus an adjustment to increase our U.S. GAAP income before provision for income taxes for the full amount of revenues recognized from certain contracts assumed in acquisitions as if the acquired companies had remained independent entities during the applicable fiscal year.

Bonuses were calculated by multiplying each NEO’s individual bonus percentage by the growth in Oracle’s non-GAAP pre-tax profits, subject to an individual bonus cap. Each NEO’s individual bonus percentage is described on pages 39 and 40 below.

Under the bonus formula, if Oracle’s non-GAAP pre-tax profits do not grow year-over-year, then our NEOs will not receive any bonuses under the Executive Bonus Plan even if Oracle has been profitable. Further, even where Oracle’s non-GAAP pre-tax profits grow year-over-year, if we do not meet our internal profitability expectations for the fiscal year, the bonuses paid to our NEOs will be below target. The Compensation Committee has discretion to reduce or eliminate but not increase the award determined by the bonus formula.

Between fiscal 2018 and fiscal 2019, our non-GAAP pre-tax profits grew in constant currency but not in U.S. Dollars. Because the bonus formula is based on U.S. Dollars, Mr. Ellison, Ms. Catz, Mr. Hurd, Mr. Screven and Mr. Henley did not earn bonuses for fiscal 2019.

36     2019 Annual Meeting of Stockholders

Ms. Daley’s Cash Bonus Opportunity

As Executive Vice President and General Counsel, Ms. Daley oversees all legal matters at Oracle and manages a large-scale multinational legal team. Because Ms. Daley is not directly responsible for Oracle’s financial performance, the Compensation Committee believes it is inappropriate for Ms. Daley to participate in the Executive Bonus Plan described above. At the beginning of fiscal 2019, the Compensation Committee set a target bonus opportunity of $750,000 for Ms. Daley, subject to a $1,500,000 cap, based on, among other things, an assessment of Ms. Daley’s role and responsibilities, competitive pay data drawn from the companies in our compensation peer group, input from its independent compensation consultant and the recommendations of the CEO to whom Ms. Daley reports. After fiscal 2019 year-end, the Compensation Committee granted Ms. Daley a bonus of $400,000 (53% of target) in recognition of Ms. Daley’s significant contributions to Oracle’s legal strategy and successes. Ms. Daley’s bonus was paid below target based on Oracle’s overall financial performance in fiscal 2019.

3. Base Salary

The base salaries of Mr. Ellison, Ms. Catz and Mr. Hurd have not increased in over six years. Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline amount of annual compensation for our NEOs. When setting base salary levels, the Compensation Committee considers the base salaries paid to NEOs in comparable positions at the companies in our compensation peer group, Oracle’s performance and the individual NEO’s performance. Mr. Ellison’s base salary is set at $1 consistent with the Compensation Committee’s view that his entire total direct compensation opportunity should be “at-risk.”

Limited Perquisites and Other Personal Benefits

In fiscal 2019, we provided our NEOs with certain limited perquisites and other personal benefits, each of which the Compensation Committee believes are reasonable and in the best interests of Oracle and our stockholders. The amounts of all perquisites and other personal benefits provided to our NEOs are reported in the “All Other Compensation” column of the SCT below.

Residential Security

The Board has established a residential security program for the protection of our most senior executives based on an assessment of risk, which includes consideration of the executive’s position and work location. We require these security measures for Oracle’s benefit because of the importance of these executives to Oracle, and we believe these security costs are necessary and appropriate business expenses since these costs arise from the nature of the executives’ employment at Oracle.

The Compensation Committee reviews and approves the residential security budget each year, which includes a review of the actual and credible threats made against our senior executives during the last completed fiscal year. For Mr. Ellison, Oracle pays for the annual costs of security personnel at his primary residence. Mr. Ellison paid for the initial procurement and installation of security equipment for his primary residence, and he pays for ongoing maintenance and upgrade fees for such equipment. Mr. Ellison also pays for all security costs for his other residences. For Mr. Hurd, Oracle previously paid for the cost of the installation of a technical security system at his primary residence and pays the related annual service costs. In fiscal 2019, Oracle also paid for additional security equipment and security personnel at Mr. Hurd’s primary residence. Ms. Catz was offered a security system paid for by Oracle but opted instead to maintain the existing security system at her residence, which she pays for directly.

Although we view the security services provided for our senior executives as an integral part of our risk management program and as necessary and appropriate business expenses, because they may be viewed as conveying a personal benefit to these individuals, we have reported the aggregate incremental costs to Oracle of these services in the “All Other Compensation” column of the SCT below.

Aircraft Use

Our company-owned aircraft are considered a business tool to be used for essential business purposes only. Our policy regarding the use of company-owned aircraft provides that use of the aircraft for non-business travel is prohibited, subject to certain limited exceptions. We permit our NEOs to be accompanied by guests during business trips on company-owned aircraft. We believe there is no aggregate incremental cost to Oracle as a result of our NEOs being accompanied by guests when traveling on Oracle business. However, in certain instances, a portion of the

2019 Annual Meeting of Stockholders     37

aircraft costs attributable to non-business passengers cannot be deducted by Oracle for corporate income tax purposes. When applicable, we disclose the amount of these incremental forgone tax deductions in the footnotes accompanying the SCT. In fiscal 2019, use of our company-owned aircraft did not result in a loss of a corporate income tax deduction.

Pension Benefits or Supplemental Retirement Benefits

During fiscal 2019, other than the 401(k) Plan and our deferred compensation programs, we did not provide any pension or retirement benefits to our NEOs and do not believe that these types of benefits are necessary to further the objectives of our executive compensation program.

We offer the 1993 Deferred Compensation Plan (the Cash Deferred Compensation Plan) to certain employees, including eligible NEOs, under which participants may elect to defer a portion of their base salary and annual performance-based cash bonus. We also offer certain employees, including eligible NEOs, the ability to defer the settlement of their earned and vested RSUs and PSUs under the terms of the Oracle Corporation Stock Unit Award Deferred Compensation Plan (the RSU Deferred Compensation Plan). We offer these plans because we believe they are competitive elements of compensation for our NEOs. For a description of our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan, see “Fiscal 2019 Non-Qualified Deferred Compensation” on page 49.

Severance and Change in Control Benefits

Each of our NEOs is employed “at will.” None of our NEOs has an employment agreement with Oracle that provides for payments or benefits in the event of a termination of employment or in connection with a change in control of Oracle.

If Oracle is acquired, all RSUs, PSUs and time-based stock options granted to our employees (including our NEOs) under our Amended and Restated 2000 Long-Term Equity Incentive Plan (the 2000 Equity Plan) will become fully vested if (1) the equity awards are not assumed or (2) the equity awards are assumed and the holder’s employment is terminated without cause within 12 months after the acquisition. This vesting acceleration provision is provided to all employees who participate in the plan and is not subject to any other material conditions or obligations.

Pursuant to the terms of the PSO grant agreements, in the event of a change in control of Oracle, any unvested tranches subject to market capitalization goals and operational goals will be earned only to the extent any unmatched market capitalization goals have been met on or before the trading date immediately prior to the change in control. The unvested tranche subject to the stock price goal will only be earned if the stock price goal is achieved prior to the change in control.

Determination of Executive Compensation Amounts for Fiscal 2019

Factors Considered in Setting Fiscal 2019 Compensation for Our NEOs

The Compensation Committee approved our NEOs’ fiscal 2019 compensation and determined that the fiscal 2019 compensation levels were appropriate and necessary to reward, retain and motivate our NEOs based on our executive compensation philosophy and the Compensation Committee’s subjective evaluations of:

•	the potential future contributions our NEOs can make to our success and our NEOs’ roles in executing our business strategies;

•	our desired future financial performance in each NEO’s principal areas of responsibility and the degree to which we wish to provide incentives for him or her;

•	each NEO’s past performance, experience and level of responsibility;

•	the Compensation Committee’s belief that any one of the NEOs could lead another company and the goal of protecting against recruiting efforts by other companies;

•	the complexity of our business resulting in increased workloads and responsibilities for our NEOs, particularly in light of Oracle’s transition to cloud-based product offerings;

•	each NEO’s expected progress toward goals within his or her areas of responsibility;

•	each NEO’s skills, knowledge and experience;

•	the appropriate mix of compensation (i.e., short-term versus long-term, fixed versus variable) for each NEO; and

38     2019 Annual Meeting of Stockholders

•	any other factors the Compensation Committee deems appropriate.

The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and their weighting may vary among individual NEOs. When determining the size of the equity awards, the Compensation Committee considers both the overall size of the awards and the potential value of the awards.

Compensation Decision-Making Process and the Role of Executive Officers

The Compensation Committee deliberates on, determines and approves our NEOs’ compensation based on the collective subjective judgment of its members, which is guided by their significant collective business experience, and their evaluation of the factors above. See “Board of Directors—Nominees for Directors—Director Qualifications” on page 6 for a discussion of the expertise and skills of each of our Compensation Committee members. None of our NEOs determines his or her own compensation.

Fiscal 2019 Compensation for Mr. Ellison, Chairman and CTO

Long-Term Incentive Compensation	None granted

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.2% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Ellison received no bonus payment ($0) in fiscal 2019.

Annual Base Salary	$1 (unchanged since fiscal 2011)

In addition to the factors described above, the Compensation Committee approved this compensation package based on Mr. Ellison’s overall responsibility for business strategy, operations and corporate vision, with an emphasis on the objectives of retaining his services and providing meaningful incentives for superior performance and engagement. The Compensation Committee believes that Mr. Ellison, as Oracle’s founder who has guided the company for over 40 years, is invaluable. Although Mr. Ellison has a significant equity interest in Oracle, the Compensation Committee believes his annual compensation package is necessary to maintain the focus of his visionary drive and his active role in our operations, technology, strategy and growth. The Compensation Committee also believes that Mr. Ellison’s role as an executive at Oracle is distinct from his roles as a director and significant stockholder.

Fiscal 2019 Compensation for Ms. Catz, CEO

Long-Term Incentive Compensation	None granted

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.2% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Ms. Catz received no bonus payment ($0) in fiscal 2019.

Annual Base Salary	$950,000 (unchanged since fiscal 2012)

In addition to the factors described above, the Compensation Committee approved this compensation package based on Ms. Catz’s significant role and responsibilities with Oracle. As one of our CEOs, Ms. Catz sets our overall business and acquisition strategy and is responsible for executing that strategy. She also has oversight and responsibility for the accuracy and integrity of our financial results and oversight of our legal affairs, among other responsibilities.

Fiscal 2019 Compensation for Mr. Hurd, CEO

Long-Term Incentive Compensation	None granted

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.2% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Hurd received no bonus payment ($0) in fiscal 2019.

Annual Base Salary	$950,000 (unchanged since fiscal 2012)

In addition to the factors described above, the Compensation Committee approved this compensation package based on Mr. Hurd’s significant role and responsibilities with Oracle. As one of our CEOs, Mr. Hurd is responsible for worldwide sales and marketing, consulting, support and Oracle’s industry-specific global business units. He also acts as a primary contact for our customers, among other responsibilities.

2019 Annual Meeting of Stockholders     39

Fiscal 2019 Compensation for Mr. Screven, Executive Vice President, Chief Corporate Architect

Long-Term Incentive Compensation	An annual award of 250,000 RSUs and a supplemental award of 500,000 RSUs

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.1763% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Screven received no bonus payment ($0) in fiscal 2019.

Annual Base Salary	Initially $600,000 and increased to $800,000 mid-year, resulting in a total fiscal 2019 salary of $700,000

In addition to the factors described above, the Compensation Committee approved this compensation package based on its determination that Mr. Screven drives technology and architecture decisions across all Oracle products to ensure that product development is consistent with Oracle’s overall long-term strategy. Mr. Screven also plays a critical role by leading company-wide strategic initiatives, including with respect to industry standards and security.

The Compensation Committee increased Mr. Screven’s salary and granted Mr. Screven a supplemental equity award in December 2018 in connection with staffing changes in Oracle’s engineering organization following the departure of Thomas Kurian, Oracle’s former President, Product Development. Specifically, the Compensation Committee increased the compensation of key employees across the engineering organization, including Mr. Screven, based on the following rationale and key factors: the significant strategic opportunity ahead for Oracle, the valuable talent of specific senior product managers and Oracle’s vulnerability to well-funded competitors seeking to attract Oracle’s highly regarded technical leaders. In March 2019, Compensation Committee increased Mr. Screven’s individual bonus percentage under the Executive Bonus Plan from 0.0829% to 0.1763% in recognition of Mr. Screven’s increased responsibilities in fiscal 2019.

Fiscal 2019 Compensation for Ms. Daley, Executive Vice President and General Counsel

Long-Term Incentive Compensation	An annual award of 162,500 RSUs

Cash Bonus	A target cash bonus opportunity of $750,000, subject to a $1,500,000 cap. Ms. Daley received a $400,000 bonus in fiscal 2019.

Annual Base Salary	$825,000

In addition to the factors described above, the Compensation Committee approved this compensation package based on Ms. Daley’s significant role and responsibilities overseeing all legal matters at Oracle and managing a large-scale multinational legal team. In particular, Ms. Daley plays a critical role in setting the strategy for Oracle’s litigation and regulatory matters and provides leadership in the areas of compliance and ethics, data protection and privacy, intellectual property and corporate governance, among other responsibilities.

Fiscal 2019 Compensation for Mr. Henley, Vice Chairman

Long-Term Incentive Compensation	An annual award of 400,000 stock options

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.02% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Henley received no bonus payment ($0) in fiscal 2019.

Annual Base Salary	$650,000

In addition to the factors described above, the Compensation Committee approved this compensation package based on Mr. Henley’s highly valued contributions to Oracle’s strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. As Oracle’s former CFO and a seasoned executive with nearly 30 years of experience at Oracle, Mr. Henley also serves as a trusted adviser to our senior executives.

Other Factors in Setting Executive Compensation

Compensation Consultant

The Compensation Committee selected and directly engaged Compensia, Inc. (Compensia), a national compensation consulting firm, as its compensation advisor for fiscal 2019 to provide analysis and market data on executive and director compensation matters, both generally and within our industry. Among other matters, Compensia assisted

40     2019 Annual Meeting of Stockholders

the Compensation Committee with a comparison of our executive compensation policies and practices against a group of peer companies (as determined and identified below), and with reviewing the annual risk assessment of our compensation policies and practices applicable to our NEOs and other employees. Compensia also prepared materials for use in orientation for new directors who have or may join the Compensation Committee. Compensia did not determine or recommend any amounts or levels of our executive compensation for fiscal 2019.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Compensia. Compensia reports directly to the Compensation Committee and Compensia did not provide any other services to Oracle during fiscal 2019. Neither of our CEOs met independently with representatives of Compensia nor did they consult with management’s outside compensation consultant on any executive compensation matters for fiscal 2019. The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.

Peer Company Executive Compensation Comparison

The Compensation Committee, in consultation with Compensia, annually establishes a group of peer companies, which are generally in the technology sector, for comparative purposes based on a number of factors, including:

•	their size and complexity;

•	their market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

•

the structure of their executive compensation programs (including the extent to which they rely on annual bonuses and other forms of variable, performance-based incentive compensation) and the availability of information about these programs.

For fiscal 2019, the companies comprising the compensation peer group consisted of:

Accenture plc	Facebook, Inc.	QUALCOMM Incorporated
Alphabet Inc.	Hewlett-Packard Enterprise Company	salesforce.com, inc.
Amazon.com, Inc.	Intel Corporation	SAP SE
Apple Inc.	International Business Machines Corporation
Cisco Systems, Inc.	Microsoft Corporation

In determining fiscal 2019 executive compensation, the Compensation Committee considered, among other factors, executive pay information drawn from this group of peer companies and from the Radford 2018 Executive Compensation Survey for comparative purposes. However, the Compensation Committee did not use such information to tie any executive’s individual compensation to specific target percentiles.

Risk Assessment of Our Executive Compensation Policies and Practices

As part of its annual compensation-related risk review, the Compensation Committee considered, among others, the following factors which mitigate incentives for our executive officers to take inappropriate risks:

•

The PSOs granted to Mr. Ellison, Ms. Catz and Mr. Hurd are divided into seven equal tranches that are eligible to be earned based on the attainment of rigorous stock price, market capitalization and operational goals within five fiscal years of the date of grant. Consequently, Mr. Ellison, Ms. Catz and Mr. Hurd only realize value from their equity awards through sustained long-term appreciation of our stock price and significant growth in our cloud business, which mitigates excessive short-term risk taking.

•

All annual performance-based cash bonuses are subject to a specified dollar cap that limits the maximum amount payable to an NEO and may be decreased in the Compensation Committee’s discretion, which protects against an NEO receiving a windfall or disproportionately large bonus relative to the Compensation Committee’s assessment of our actual financial performance. The cash bonus Ms. Daley is eligible to earn is also subject to a specified dollar cap set by the Compensation Committee at the beginning of each fiscal year.

•

The financial metric used in the Executive Bonus Plan for Mr. Ellison, Ms. Catz, Mr. Hurd, Mr. Screven and Mr. Henley is year-over-year growth in Oracle’s non-GAAP pre-tax profits. Our management regularly uses this

2019 Annual Meeting of Stockholders     41

metric to understand, manage and evaluate our business and make operating decisions. Using this metric for the annual performance-based cash bonus opportunities further aligns these NEOs’ interests with our business goals.

•

We maintain a compensation recovery (clawback) policy that allows us to recover or cancel any cash bonuses paid that are awarded as a result of achieving financial performance goals that are not met under any restated financial results.

•

Each of our senior officers is subject to robust stock ownership requirements described in “Corporate Governance—Stock Ownership Guidelines for Directors and Senior Officers” on page 21. Our senior officers would experience significant lost value in their holdings of Oracle common stock and potentially all of the value of their Oracle stock options and other equity awards if our stock price suffered an extended decline due to inappropriate or unnecessary risk taking.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. GAAP), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year.

2018 Stockholder Advisory Vote on Executive Compensation

At our annual meeting of stockholders in November 2018, we conducted our annual advisory vote on the fiscal 2018 compensation of our NEOs (a “say-on-pay” vote). The compensation of our NEOs received support from approximately 54% of the votes cast on the say-on-pay proposal. While we were pleased to achieve a majority vote, we would like to continue to increase stockholder support for our NEO compensation. To that end, the Compensation Committee continues to engage in regular discussions with our principal unaffiliated stockholders regarding their views on executive compensation matters and continues to take such input into account in making compensation decisions (see page 3 for details).

Other Compensation Policies

Compensation Recovery (Clawback) Policy

We have adopted a clawback policy for our executive officers providing that if Oracle restates its reported financial results, we will seek to recover or cancel any cash bonuses paid that were awarded as a result of achieving financial performance goals that are not met under the restated financial results. When the SEC adopts final clawback policy rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will revise our policy to comply with such rules.

Equity Awards and Grant Administration

The Board has designated the Compensation Committee as the administrator of the 2000 Equity Plan and the Directors’ Stock Plan. The Compensation Committee, among other things, selects award recipients under the 2000 Equity Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular subsidiaries or locations.

We have a policy of generally granting equity awards on pre-established dates. In accordance with the terms of the 2000 Equity Plan, the Board has delegated to an executive officer committee the authority to approve a capped number of equity award grants to certain employees. The executive officer committee cannot grant equity to non-employees or to certain executives. Equity awards approved by either the Compensation Committee or the executive officer committee during a calendar month are typically granted together on a pre-established day of the following month.

42     2019 Annual Meeting of Stockholders

The Compensation Committee and F&A Committee also monitor the dilution and “overhang” effects of our outstanding equity awards in relation to the total number of outstanding shares of Oracle common stock. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates.

Because we believe equity awards are an important part of our compensation program, we also grant equity awards on an annual basis to key employees, including our executive officers. The Compensation Committee generally approves these annual equity award grants during the ten business day period following the second trading day after the announcement of our fiscal year-end earnings in an effort to make our annual grants during the time when potential material information regarding our financial performance is most likely to be available to our stockholders and the market.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	George H. Conrades, Chair Naomi O. Seligman, Vice Chair Leon E. Panetta Charles W. Moorman IV

2019 Annual Meeting of Stockholders     43

Fiscal 2019 Summary Compensation Table

The following table provides summary information concerning cash, equity and other compensation awarded to, earned by or paid to our NEOs in fiscal 2019, 2018 and 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (4) ($)	Total ($)
Lawrence J. Ellison (1)	2019	1	—	—	—	—	1,662,827	1,662,828
Chairman and Chief Technology Officer	2018	1	—	—	103,700,000	3,612,553	1,619,089	108,931,643
	2017	1	—	22,190,625	16,863,075	705,464	1,513,042	41,272,207
Safra A. Catz	2019	950,000	—	—	—	—	15,981	965,981
Chief Executive Officer	2018	950,000	—	—	103,700,000	3,612,553	19,780	108,282,333
	2017	950,000	—	22,190,625	16,863,075	705,464	20,801	40,729,965
Mark V. Hurd	2019	950,000	—	—	—	—	1,531,646	2,481,646
Chief Executive Officer	2018	950,000	—	—	103,700,000	3,612,553	32,470	108,295,023
	2017	950,000	—	22,190,625	16,863,075	705,464	123,115	40,832,279
Edward Screven	2019	700,000	—	33,460,000	—	—	8,619	34,168,619
Executive Vice President, Chief Corporate Architect	2018	600,000	—	11,918,750	—	463,068	8,781	12,990,599
Dorian E. Daley	2019	825,000	400,000	6,766,500	—	—	8,291	7,999,791
Executive Vice President and General Counsel
Jeffrey O. Henley	2019	650,000	—	—	3,556,000	—	8,615	4,214,615
Vice Chairman

(1)

We have included Mr. Ellison as an NEO for fiscal 2019 on a voluntary basis. Under applicable SEC rules, we were not required to include Mr. Ellison as an NEO for fiscal 2019, but we chose to do so in the interest of transparency.

(2)

The amounts reported in this column represent the aggregate grant date fair values of PSUs (for Mr. Ellison, Ms. Catz and Mr. Hurd) and RSUs (for Mr. Screven and Ms. Daley) granted during the relevant fiscal years computed in accordance with FASB ASC 718. The amounts reported in this column for Mr. Ellison, Ms. Catz and Mr. Hurd represent the grant date fair values of the fiscal 2017 PSUs calculated assuming achievement of target levels of performance, the performance outcome judged to be probable at the time of grant. Assuming maximum achievement of the performance goals (150% of target), the grant date fair value of the 2017 PSUs granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd would be $33,285,938.

For information on the valuation assumptions used in our computations, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2019. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 34 for a discussion of these awards. The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from the awards.

(3)

The amounts reported in this column for Mr. Ellison, Ms. Catz and Mr. Hurd for fiscal 2018 represent the grant date fair values of PSOs computed in accordance with FASB ASC 718, valued based on the probable achievement of the performance goals at the time of grant. Assuming maximum achievement of the performance goals, the grant date fair value of the PSOs granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd would be $175,150,000. The amounts reported in this column for fiscal 2019 (for Mr. Henley) and 2017 (for Mr. Ellison, Ms. Catz and Mr. Hurd) represent the grant date fair values of time-based stock options granted during the relevant fiscal years computed in accordance with FASB ASC 718.

For information on the valuation assumptions used in our computations, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2019. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 34 and “Executive Summary—Five-Year Performance-Based Stock Options” on page 29 for a discussion of these awards. The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from the awards.

44     2019 Annual Meeting of Stockholders

(4)	For fiscal 2019, the amounts reported in this column include:

(a)

Company matching contributions under our 401(k) Plan of $5,126 for Mr. Ellison, $5,475 for Mr. Screven and $5,100 for each of Ms. Catz, Mr. Hurd, Ms. Daley and Mr. Henley. Our employees, including our NEOs, are eligible to participate in our 401(k) Plan and we match 50% of an eligible salary deferral up to the first 6% of such deferrals, not to exceed $5,100 in a calendar year and subject to a multi-year vesting schedule. Because our 401(k) Plan operates on a calendar-year basis, occasionally the company matching contributions in a given fiscal year will exceed $5,100.

(b)

Flexible credits used toward covering the premiums for cafeteria-style benefit plans, including life insurance and long-term disability benefits, in the amount of $3,235 for Mr. Ellison, $10,580 for Ms. Catz, $2,980 for Mr. Hurd, $2,843 for Mr. Screven, $2,890 for Ms. Daley and $2,833 for Mr. Henley. All Oracle employees are eligible to receive flexible credits.

(c)

Security-related costs and expenses of $1,653,888 for Mr. Ellison’s residence and $1,523,265 for Mr. Hurd’s residence and company-provided security at certain public events. Pursuant to a residential security program, as described in “Compensation Discussion and Analysis—Elements of Our Compensation Program—Limited Perquisites and Other Personal Benefits—Residential Security” on page 37, our most senior executives are required to maintain home security systems. We believe these security costs and expenses are necessary and appropriate business expenses.

(d)

Legal counsel fees of $578 for Mr. Ellison, $301 for each of Ms. Catz, Mr. Hurd, Mr. Screven and Ms. Daley, and $682 for Mr. Henley. We hire legal counsel to assist our executives with complying with reporting obligations under applicable laws in connection with their personal political campaign contributions.

(e)

The following may be deemed to be “personal benefits” for our NEOs although we believe there was no aggregate incremental cost to us during fiscal 2019: We permit our NEOs to be accompanied by guests on private aircraft leased or owned by Oracle, which are expected to be used for business travel. This use in fiscal 2019 did not result in a loss of a corporate income tax deduction.

2019 Annual Meeting of Stockholders     45

Grants of Plan-Based Awards During Fiscal 2019

The following table shows equity and non-equity awards granted to our NEOs during fiscal 2019. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2019 Year-End table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Award Type	Threshold ($)	Target (1) ($)	Maximum (1) ($)
Lawrence J. Ellison		Cash Bonus	—	964,800	1,929,600
Safra A. Catz		Cash Bonus	—	964,800	1,929,600
Mark V. Hurd		Cash Bonus	—	964,800	1,929,600
Edward Screven	6/27/2018	RSUs				250,000			10,410,000
	12/5/2018	RSUs				500,000			23,050,000
		Cash Bonus	—	850,000	1,700,000
Dorian E. Daley	6/27/2018	RSUs				162,500			6,766,500
Jeffrey O. Henley	6/27/2018	Stock Options					400,000	$43.45	3,556,000
		Cash Bonus	—	96,480	192,960

(1)

The target plan award amounts reported in these columns are determined based on our internal profitability expectations for the fiscal year multiplied by the individual’s bonus percentage under the Executive Bonus Plan. The maximum plan award amounts are equal to 200% of the applicable target. The actual payout amount for fiscal 2019 under the Executive Bonus Plan was $0 for each of Mr. Ellison, Ms. Catz, Mr. Hurd, Mr. Screven and Mr. Henley, as reported in the “Non-Equity Incentive Plan Compensation” column of the SCT above. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Annual Cash Bonuses” on page 36 for a discussion of the material features of our Executive Bonus Plan for fiscal 2019.

(2)	The RSUs reported in this column were granted under our 2000 Equity Plan. The RSUs vest 25% per year over four years on the anniversary of the date of grant.

(3)	The stock options reported in this column were granted under our 2000 Equity Plan. The stock options vest 25% per year over four years on the anniversary of the date of grant.

46     2019 Annual Meeting of Stockholders

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table provides information on the outstanding PSOs, PSUs, RSUs and time-based stock options held by our NEOs as of May 31, 2019.

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) ($)
Lawrence J.	7/20/2017	0	0	17,500,000	51.13	7/20/2025
Ellison	6/30/2016	1,125,000	1,125,000	0	40.93	6/30/2021	187,311	9,477,937	210,936	10,673,362
	7/2/2015	1,687,500	562,500	0	40.36	7/2/2020	187,311	9,477,937	0	0
	7/24/2014	2,250,000	0	0	40.47	7/24/2024
	7/1/2013	7,000,000	0	0	30.11	7/1/2023
	7/5/2012	7,000,000	0	0	29.72	7/5/2022
	6/29/2011	7,000,000	0	0	32.43	6/29/2021
	7/1/2010	7,000,000	0	0	21.55	7/1/2020
Safra A. Catz	7/20/2017	0	0	17,500,000	51.13	7/20/2025
	6/30/2016	1,125,000	1,125,000	0	40.93	6/30/2021	187,311	9,477,937	210,936	10,673,362
	7/2/2015	1,687,500	562,500	0	40.36	7/2/2020	187,311	9,477,937	0	0
	10/5/2014	500,000	0	0	38.89	10/5/2024
	7/24/2014	2,250,000	0	0	40.47	7/24/2024
	7/1/2013	5,000,000	0	0	30.11	7/1/2023
	7/5/2012	5,000,000	0	0	29.72	7/5/2022
	6/29/2011	5,000,000	0	0	32.43	6/29/2021
Mark V. Hurd	7/20/2017	0	0	17,500,000	51.13	7/20/2025
	6/30/2016	1,125,000	1,125,000	0	40.93	6/30/2021	187,311	9,477,937	210,936	10,673,362
	7/2/2015	1,687,500	562,500	0	40.36	7/2/2020	187,311	9,477,937	0	0
	10/5/2014	500,000	0	0	38.89	10/5/2024
	7/24/2014	2,250,000	0	0	40.47	7/24/2024
	7/1/2013	5,000,000	0	0	30.11	7/1/2023
	7/5/2012	5,000,000	0	0	29.72	7/5/2022
	6/29/2011	5,000,000	0	0	32.43	6/29/2021
	9/8/2010	800,000	0	0	24.14	9/8/2020
Edward	12/5/2018						500,000	25,300,000	0	0
Screven	6/27/2018						250,000	12,650,000	0	0
	9/5/2017						46,875	2,371,875	0	0
	7/10/2017						140,625	7,115,625	0	0
	6/30/2016						87,500	4,427,500	0	0
	7/2/2015						43,750	2,213,750	0	0
	7/24/2014	700,000	0	0	40.47	7/24/2024
	7/1/2013	700,000	0	0	30.11	7/1/2023
	11/30/2012	200,000	0	0	32.18	11/30/2022
	7/5/2012	700,000	0	0	29.72	7/5/2022
	6/29/2011	700,000	0	0	32.43	6/29/2021
	7/1/2010	700,000	0	0	21.55	7/1/2020
Dorian E.	6/27/2018						162,500	8,222,500	0	0
Daley	7/10/2017						121,875	6,166,875	0	0
	6/30/2016	162,500	162,500	0	40.93	6/30/2026	40,625	2,055,625	0	0
	7/2/2015	243,750	81,250	0	40.36	7/2/2025	20,313	1,027,838	0	0
	7/24/2014	212,500	0	0	40.47	7/24/2024
	6/29/2011	100,000	0	0	32.43	6/29/2021

2019 Annual Meeting of Stockholders     47

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) ($)
Jeffrey O.	6/27/2018	0	400,000	0	43.45	6/27/2028
Henley	7/10/2017	100,000	300,000	0	49.62	7/10/2027
	6/30/2016	200,000	200,000	0	40.93	6/30/2026
	7/2/2015	300,000	100,000	0	40.36	7/2/2025
	7/24/2014	400,000	0	0	40.47	7/24/2024
	7/1/2013	400,000	0	0	30.11	7/1/2023
	7/5/2012	400,000	0	0	29.72	7/5/2022
	6/29/2011	400,000	0	0	32.43	6/29/2021
	7/1/2010	400,000	0	0	21.55	7/1/2020

(1)	All time-based stock options and RSUs vest or vested 25% per year over four years on each anniversary of the date of grant.

(2)

The amounts in this column reflect unearned and unvested PSOs. The PSOs are divided into seven equal tranches that are eligible to be earned based on the attainment of certain stock price, market capitalization and operational goals within five fiscal years of the date of grant. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 34 and “Executive Summary—Five-Year Performance-Based Stock Options” on page 29 for a discussion of the material features of these awards, including the vesting criteria.

(3)

For Mr. Ellison, Ms. Catz and Mr. Hurd, this column reflects the number of 2017 PSUs and 2016 PSUs earned for the performance period that ended on May 31, 2019. This earned portion of the third tranche of the 2017 PSUs and the fourth tranche of the 2016 PSUs vested on July 31, 2019, when the Compensation Committee certified the performance results. For Mr. Screven and Ms. Daley this column reflects unvested RSUs, which vest in equal annual installments over four years. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 34 for a discussion of the material features of these awards, including the vesting criteria.

(4)	Value calculated using the closing market price of Oracle common stock on May 31, 2019 ($50.60 per share).

(5)

This column reflects the maximum number of 2017 PSUs and 2016 PSUs that have not yet been earned or vested because the targets of such awards were exceeded in fiscal 2019. Mr. Ellison, Ms. Catz and Mr. Hurd may earn from 0% to 150% of the target number of shares over a four-year period based on Oracle’s financial performance relative to the performance of the PSU Comparator Companies.

Option Exercises and Stock Vested During Fiscal 2019

The following table provides information on our NEOs’ exercise of stock options and the vesting of our NEOs’ PSUs or RSUs, as applicable, during fiscal 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Lawrence J. Ellison	7,000,000	204,707,000	632,808	30,311,503
Safra A. Catz	5,000,000	157,652,500	679,682	32,556,768
Mark V. Hurd	1,200,000	35,625,419	679,682	32,556,768
Edward Screven	600,000	20,353,500	150,000	6,796,344	(3)
Dorian E. Daley	425,000	8,360,855	107,032	4,953,154
Jeffrey O. Henley	800,000	22,751,200	—	—

(1)

The value realized on exercise is calculated as the difference between the market price of Oracle common stock at the time of exercise and the applicable exercise price of the stock options multiplied by the number of exercised shares.

48     2019 Annual Meeting of Stockholders

The value realized on exercise is not necessarily indicative of value actually received by the NEO, as the NEO may choose to hold (rather than sell) some or all of the shares acquired upon the exercise of options. For example, Mr. Ellison acquired the seven million shares referenced above in two transactions whereby he paid the taxes and exercise price from cash so as to maximize the number of Oracle shares he acquired. These shares were acquired upon exercises of options that were scheduled to expire on July 2, 2019. As of September 20, 2019, Mr. Ellison has not sold any of the shares he acquired upon exercise of his options in fiscal 2019.

(2)	The value realized on vesting equals the closing market price of Oracle common stock on the vesting date multiplied by the number of vested shares.

The value realized on vesting is not necessarily indicative of value actually received by the NEO, as the NEO may choose to hold (rather than sell) some or all of the shares acquired upon vesting.

(3)

Includes the value of the vested portion of an RSU award granted on September 5, 2017 for which Mr. Screven elected to defer receipt under the RSU Deferred Compensation Plan. The value of the deferred RSUs realized on vesting is also reflected in the “Executive Contributions in FY 2019” column of the Fiscal 2019 Non-Qualified Deferred Compensation table below. The actual value of the RSUs realized upon settlement may be different than the value reflected in this table.

Fiscal 2019 Non-Qualified Deferred Compensation

Our NEOs and certain other highly compensated employees are eligible to enroll in our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan.

Cash Deferred Compensation Plan

Under the Cash Deferred Compensation Plan, employees may elect to defer annually the receipt of a portion of their compensation and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. Participants may elect to defer base salary, bonus and commissions earned during a given year. The maximum amount of compensation permitted to be deferred is the amount remaining after all deductions for other benefits and taxes are first deducted from the gross payment. Participants may defer payment until age 59 1/2 or until termination of employment, subject to earlier payment in the event of a change in control of Oracle or death. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years.

Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in our Cash Deferred Compensation Plan are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan.

RSU Deferred Compensation Plan

Under the RSU Deferred Compensation Plan, employees may elect to defer the receipt of either 0% or 100% of their earned and vested RSUs and PSUs and thereby defer taxation of the awards. Participants may elect to defer receipt for five or ten years from the grant date of the award, or until termination of employment, subject to earlier payment in the event of death and certain other circumstances. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years. Dividend equivalents are credited to participants’ accounts after deferred RSUs and PSUs have vested.

2019 Annual Meeting of Stockholders     49

The table below provides information on the non-qualified deferred compensation of our NEOs in fiscal 2019.

Name	Executive Contributions in FY 2019 ($)	Registrant Contributions in FY 2019 ($)	Aggregate Earnings in FY 2019 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FY 2019-end ($)

Lawrence J. Ellison Cash Deferred Compensation (1)	—	—	93,199	—	25,939,220

Safra A. Catz	—	—	—	—	—

Mark V. Hurd	—	—	—	—	—

Edward Screven Cash Deferred Compensation (2)	587,917	—	(74,668)	—	1,792,988

RSU Deferred Compensation (3)	750,625	—	49,563		800,188

Dorian E. Daley	—	—	—	—	—

Jeffrey O. Henley Cash Deferred Compensation (2)	564,879	—	34,582	—	2,220,307

(1)

Mr. Ellison is not currently eligible to participate in the Cash Deferred Compensation Plan or the RSU Deferred Compensation Plan because his base salary is $1. Amounts shown for Mr. Ellison relate to contributions made when he was eligible to participate in the Cash Deferred Compensation Plan.

(2)

Mr. Screven and Mr. Henley participate in the Cash Deferred Compensation Plan. The amount shown in the “Executive Contributions in FY 2019” column represents a portion of the base salary reported for Mr. Screven and Mr. Henley, respectively, in the SCT for fiscal 2019. The amount shown in the “Aggregate Balance at FY 2019-end” column for Mr. Screven includes $328,000 reported in the SCT for fiscal 2018.

(3)

Mr. Screven deferred receipt of an RSU award granted on September 5, 2017 under the RSU Deferred Compensation Plan. All contributions shown are attributable to the value of 15,625 deferred RSUs realized on vesting in fiscal 2019. All earnings shown are attributable to credited dividend equivalents and an increase or decrease in our stock price as measured on May 31, 2019. No amounts shown were reported in the SCT compensation for fiscal 2019. The grant date fair value of Mr. Screven’s deferred RSU award ($2,961,875) was previously reported in the SCT in fiscal 2018.

Potential Payments Upon Termination or Change in Control

Typically, we have entered into an employment offer letter with each of our NEOs upon hire that provides the executive is employed “at will.” None of these employment offer letters with our NEOs provide for payments or benefits upon a termination of employment or in connection with a change in control of Oracle. Only our broad-based equity plan and the PSOs provide for payments upon a termination of employment or a change in control, as described below.

No “Single-Trigger” Change in Control Benefits Under Our Equity Plan and Equity Awards

Under the 2000 Equity Plan, the vesting of PSUs, RSUs and time-based stock options, including those held by our NEOs, will accelerate only if both of the following events occur:

•	Oracle is acquired; and

•	either the equity awards are not assumed, or the equity awards are assumed and the recipient’s employment is terminated without cause within 12 months following the acquisition.

Pursuant to the terms of the PSO grant agreements, in the event of a change in control, any unvested tranches subject to market capitalization goals and operational goals will be earned to the extent any unmatched market capitalization goals have been met on or before the trading date immediately prior to the change in control. The unvested tranche subject to the stock price goal will only be earned if the stock price goal is achieved prior to the change in control.

50     2019 Annual Meeting of Stockholders

The following table provides the intrinsic value as of May 31, 2019 of the unearned PSUs, unvested RSUs and “in-the-money” stock options held by our NEOs that would accelerate under the circumstances described in the preceding paragraphs. The intrinsic values of the unearned PSUs and the unvested RSUs were calculated by multiplying the target number of unearned PSUs or unvested RSUs, as applicable, by the closing market price of Oracle common stock on May 31, 2019 ($50.60 per share). The intrinsic values of the stock options were calculated by multiplying the number of unvested shares by the “spread,” i.e., the amount by which the closing market price of Oracle common stock on May 31, 2019 exceeded the exercise price of the related option. Because no PSOs were “in-the-money” and none of the PSO goals were satisfied as of May 31, 2019, no PSOs are included in the table below.

Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison	37,985,625
Safra A. Catz	37,985,625
Mark V. Hurd	37,985,625
Edward Screven	54,078,750
Dorian E. Daley	19,876,213
Jeffrey O. Henley	6,112,000

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of May 31, 2019 (shares in millions).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (1)
Equity compensation plans approved by stockholders	318	26.32	348 (2)
Equity compensation plans not approved by stockholders	3 (3)	12.84	—
Total	321 (4)	26.19 (4)	348

(1)	Excludes the shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

(2)

Includes approximately 301 million shares available for future issuance under the 2000 Equity Plan, approximately 1 million shares available for future issuance under the Amended and Restated 1993 Directors’ Stock Plan, and approximately 46 million shares available for future issuance under the ESPP, including the shares subject to purchase during the offering period, which commenced on April 1, 2019 (the exact number of which will not be known until September 30, 2019, the end of the offering period). Under the 2000 Equity Plan, each share issued pursuant to an option reduces the number of shares available for future issuance by one share, and each share issued pursuant to full-value awards (including RSUs and PSUs) reduces the number of shares available for future issuance by 2.5 shares.

(3)

Includes stock options and RSUs that were assumed in connection with our acquisitions. No additional awards were or can be granted under the plans pursuant to which these awards were originally issued.

(4)

Of the approximately 321 million shares to be issued, approximately 222 million reflect shares to be issued upon exercise of outstanding stock options (including PSOs) with a weighted average exercise price of $37.78 per share and a weighted average remaining contractual life of 4.34 years. The remaining portion represents RSUs and PSUs, which have no purchase price. PSOs and PSUs are reflected at target.

2019 Annual Meeting of Stockholders     51

CEO PAY RATIO

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEOs to the annual total compensation of our median compensated employee (the median employee).

Using Ms. Catz’s fiscal 2019 total compensation, the ratio of CEO to median employee annual total compensation is 12 to 1. Using Mr. Hurd’s fiscal 2019 total compensation, the ratio of CEO to median employee annual total compensation is 30 to 1. The fiscal 2019 total compensation of Ms. Catz and Mr. Hurd was $965,981 and $2,481,646, respectively. The fiscal 2019 total compensation of our median employee was $83,813.

The SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. However, the compensation of the median employee used for purposes of our 2018 pay ratio was significantly higher in fiscal 2019 than in fiscal 2018 primarily due to an increase in the employee’s commission payments in fiscal 2019. Accordingly, we concluded that it was no longer appropriate to use this originally identified median employee, as we believe this employee’s compensation would not accurately reflect our median pay and would reduce the comparability of compensation year over year. As permitted under SEC rules, we elected to use another employee whose fiscal 2018 and fiscal 2019 compensation was substantially similar to the original median employee’s fiscal 2018 compensation based on the same methodology and consistently applied compensation measure used to select the original median employee in 2018. Since May 31, 2018, there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

TRANSACTIONS WITH RELATED PERSONS

From time to time, we enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons has a direct or indirect material interest. As set forth in its charter, the Independence Committee reviews and approves each related person transaction or series of similar transactions exceeding $120,000, including material amendments thereto.

Prior to approving any transaction, the Independence Committee must be informed or have knowledge of:

•	the related person’s relationship or interest; and

•	the material facts of the proposed transaction, and any material amendments thereto.

The proposed transaction, and any material amendments thereto, must be on terms that, when taken as a whole, are fair to Oracle.

We annually survey our non-employee directors and executive officers to identify any entities they are affiliated with that may enter into a transaction with Oracle that may require disclosure as a related person transaction. We prepare a list of related person entities, which we post internally for reference by our sales force and our purchasing groups. On a quarterly basis, we also review and update this list with Mr. Ellison’s advisors, as many of the entities on this list are direct or indirect investments of Mr. Ellison. Potential transactions are compared against this list by management to determine if they require review and approval by the Independence Committee. With respect to sales of products and services, we also compare transactions posted to our general ledger against this list to determine if any related person transactions occurred without pre-approval and the reason pre-approval was not obtained, whether inadvertent or otherwise.

For sales of products and services to be approved by the Independence Committee, we provide the Independence Committee with data indicating that the proposed discounts and terms are consistent with the discounts and terms provided to unrelated customers. For purchases, we provide the Independence Committee with data points showing that the rates or prices are comparable to the rates or prices we could have obtained from an unrelated vendor or are consistent with pricing the vendor uses with other unrelated parties.

Mr. Ellison has entered into a written price protection agreement with us that applies to any related person transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and with which we enter into a transaction while Mr. Ellison is one of our executive officers or Chairman of the Board. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or

52     2019 Annual Meeting of Stockholders

rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither an executive officer of Oracle nor Chairman. The Independence Committee may approve certain other transactions where it can conclude that such transactions are otherwise on terms that are fair to us.

The Independence Committee also reviews and monitors ongoing relationships with related persons to ensure they continue to be on terms that are fair to us. On an annual basis, the Independence Committee receives a summary of all transactions with related persons, including transactions that did not require approval. Total related person transaction revenues were less than 0.01% of our total revenues and total related party operating expenses were approximately 0.01% of our total operating expenses in fiscal 2019.

Sales of Products and Services

In the ordinary course of our business, we sell products and services to companies in which Mr. Ellison or a member of his immediate family directly or indirectly has a material interest. In fiscal 2019, the total amount of all purchases by these companies was approximately $1.2 million. Listed below are our transactions with such companies that purchased more than $120,000 in products and services from us in fiscal 2019.

•	Annapurna Releasing LLC purchased approximately $419,000 in cloud SaaS products and consulting and Oracle University services.

•	Screening Room Media, Inc. purchased approximately $357,000 in cloud PaaS and IaaS products, software licenses and support.

Purchases of Products and Services

From time to time, we purchase products and services from companies in which Mr. Ellison or a member of his immediate family directly or indirectly has a material interest. In fiscal 2019, the total amount of all purchases from these companies was approximately $1.9 million. Listed below are our transactions with such companies from which we purchased more than $120,000 in products and services in fiscal 2019.

•

Oracle paid Desert Champions, LLC approximately $1.3 million in management fees, tickets, merchandise, advertising and other marketing-related costs in connection with the BNP Paribas Open, the Oracle Challenger Series and the Oracle Collegiate Tennis Challenge tennis tournaments.

•	Oracle paid F50 League LLC $300,000 for tickets to SailGP sailing tournament races used for marketing purposes.

•	Oracle leased aircraft for executive business travel from a Wing and a Prayer, LLC for approximately $216,000.

Transaction with F50 League LLC

In fiscal 2019, Oracle entered into an agreement providing for an in-kind exchange with the SailGP sailing league (operated by Mr. Ellison’s company F50 League LLC) with the following terms: Oracle received a SailGP sponsorship package, including branding rights and customer hospitality experiences, valued at approximately $2.8 million; and SailGP received Oracle products, services and office space valued at approximately $1.6 million.

Transaction with Universal Tennis LLC

In fiscal 2019, Oracle paid Universal Tennis LLC, a tennis ranking company in which Mark Hurd is an investor, approximately $625,000 in accordance with a sponsorship agreement. Under the sponsorship agreement, Oracle also provided Universal Tennis LLC with Oracle software valued at $19,494.

Equity Investment in and Purchases from Ampere Computing LLC

In April 2019, Oracle invested $40 million in an equity fundraising round for Ampere Computing LLC (Ampere), a developer of high-performance microprocessors for cloud and edge servers. Renée J. James, an Oracle director, is the Chairman and CEO of Ampere. Oracle has appointed one director to Ampere’s board. Oracle holds less than 20% of the outstanding equity of Ampere.

In fiscal 2019, Oracle paid Ampere approximately $419,000 for hardware used for development and testing purposes.

Compensation of Related Persons Employed by Oracle

Steven Janicki, Vice President, Global IT Communications and Experience, is Mr. Ellison’s half-brother. In fiscal 2019, Mr. Janicki received a base salary of $260,000. Mr. Janicki also received an equity award of 875 RSUs and $3,429 in flexible credits used toward cafeteria-style benefit plans in fiscal 2019.

2019 Annual Meeting of Stockholders     53

LEGAL PROCEEDINGS

Derivative Litigation Concerning Oracle’s NetSuite Acquisition

On May 3 and July 18, 2017, two alleged stockholders filed separate derivative lawsuits in the Court of Chancery of the State of Delaware, purportedly on Oracle’s behalf. Thereafter, the court consolidated the two derivative cases and designated the July 18, 2017 complaint as the operative complaint. The consolidated lawsuit was brought against all the then-current members and one former member of the Board, and Oracle as a nominal defendant. Plaintiff alleges that the defendants breached their fiduciary duties by causing Oracle to agree to purchase NetSuite Inc. (NetSuite) at an excessive price. Plaintiff seeks declaratory relief, unspecified monetary damages (including interest), and attorneys’ fees and costs.

The defendants filed a motion to dismiss, which the court denied on March 19, 2018. On March 28, 2018, pursuant to a stipulation, all of the individual defendants, except for our CTO and one of our CEOs, were dismissed from this case. On May 4, 2018, the remaining defendants answered plaintiff’s complaint.

On May 4, 2018, the Board established a Special Litigation Committee (the SLC) to investigate the allegations in this derivative action. Three non-employee directors serve on the SLC. On July 22, 2019, the court permitted plaintiff to file an amended complaint, adding again the defendants who had been dismissed from the case in March 2018. The amended complaint also brought an aiding-and-abetting claim against NetSuite’s former CEO and NetSuite’s former CTO. On August 15, 2019, the SLC filed a letter with the court, stating that the SLC believed that plaintiff should be allowed to proceed with the derivative litigation on behalf of Oracle. On August 30, 2019, the Board members that were added as defendants on July 22, 2019 moved to dismiss the amended complaint. On September 12 and 13, NetSuite’s former CEO and NetSuite’s former CTO moved to dismiss the amended complaint. No hearing date has been set for these motions. Plaintiff is pursuing discovery. No trial date has been set for this matter.

While Oracle continues to evaluate these claims, we do not believe this litigation will have a material impact on our financial position or results of operations.

Derivative Litigation Concerning Oracle’s Cloud Business

On August 10, 2018, a putative class action, brought by an alleged stockholder of Oracle, was filed in the U.S. District Court for the Northern District of California against us, our CTO, our two CEOs, two other Oracle executives, and one former Oracle executive. On March 8, 2019, plaintiff filed an amended complaint. Plaintiff alleges that the defendants made or are responsible for false and misleading statements regarding Oracle’s cloud business. Plaintiff further alleges that the former Oracle executive engaged in insider trading. Plaintiff seeks a ruling that this case may proceed as a class action, and seeks damages, attorneys’ fees and costs, and unspecified declaratory/injunctive relief. On April 19, 2019, defendants moved to dismiss plaintiff’s amended complaint. This motion is fully briefed and is scheduled for oral argument on October 17, 2019. We believe that we have meritorious defenses against this action, and we will continue to vigorously defend it.

On February 12, 2019, a stockholder derivative lawsuit was filed in the U.S. District Court for the Northern District of California. The derivative suit is brought by two alleged stockholders of Oracle, purportedly on Oracle’s behalf, against all members of the Board, and Oracle as a nominal defendant. Plaintiffs claim that the alleged actions described in the August 10, 2018 class action discussed above caused harm to Oracle, and that the Board members violated their fiduciary duties of care, loyalty, reasonable inquiry, and good faith by failing to prevent this alleged harm. Plaintiffs also allege that defendants’ actions constitute gross mismanagement, waste, and securities fraud. Plaintiffs seek a ruling that this case may proceed as a derivative action, a finding that defendants are liable for breaching their fiduciary duties, an order directing defendants to enact corporate reforms, attorneys’ fees and costs, and unspecified equitable relief. On April 26, 2019, the court approved a stay of this action, which will be lifted if the class action discussed above is dismissed, if the motion to dismiss the class action is denied, or if either party voluntarily chooses to lift the stay.

On May 8, 2019, a second derivative action was filed in the U.S. District Court for the Northern District of California. The derivative suit is brought by an alleged stockholder of Oracle, purportedly on Oracle’s behalf, against our CTO, our two CEOs, one former Oracle executive, and Oracle as a nominal defendant. Plaintiff claims that the alleged actions described in the August 10, 2018 class action discussed above caused harm to Oracle, and plaintiff raises further allegations of impropriety relating to Oracle’s stock buybacks and acquisition of NetSuite. Plaintiff asserts claims for violation of securities laws, violation of fiduciary duties, contribution and indemnification. Plaintiff seeks a ruling that the case may proceed as a derivative action, and seeks damages, declaratory and other equitable relief, attorneys’ and expert fees and costs. On June 4, 2019, the court issued an order finding that this case was related to the derivative case above and staying the case under the court’s prior stay order. On July 8, 2019, plaintiffs in the two derivative actions filed a consolidated complaint. The actions remain stayed.

While Oracle continues to evaluate these claims, we do not believe this litigation will have a material impact on our financial position or results of operations.

54     2019 Annual Meeting of Stockholders

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to be named in this proxy statement and to serve if elected. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Directors

The following directors are being nominated for election by our Board, including our CEOs and our other executive officers on our Board: Jeffrey S. Berg, Michael J. Boskin, Safra A. Catz, Bruce R. Chizen, George H. Conrades, Lawrence J. Ellison, Rona A. Fairhead, Hector Garcia-Molina, Jeffrey O. Henley, Mark V. Hurd, Renée J. James, Charles W. Moorman IV, Leon E. Panetta, William G. Parrett and Naomi O. Seligman.

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Nominees for Directors” on page 6.

Required Vote

Directors are elected by a plurality of votes cast. Our majority voting policy for directors in our Corporate Governance Guidelines states that in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Full details of our majority voting policy for directors are set forth in our Corporate Governance Guidelines, available at www.oracle.com/goto/corpgov.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

2019 Annual Meeting of Stockholders     55

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding, advisory vote on the compensation of our NEOs (a “say-on-pay” vote). We currently hold our say-on-pay vote annually, and we expect the next say-on-pay vote will occur in 2020. In deciding how to vote on this proposal, we urge you to consider the following factors, as well as the information contained in “Executive Compensation—Compensation Discussion and Analysis” beginning on page 28.

Fiscal 2019 Executive Compensation Highlights

•	No tranches of the PSOs granted to Mr. Ellison, Ms. Catz and Mr. Hurd in fiscal 2018 have been earned, due to the rigor and long-term nature of the PSO goals.

•

Total compensation for Mr. Ellison, Ms. Catz and Mr. Hurd, in the aggregate, decreased by approximately 98% in fiscal 2019 compared to fiscal 2018 (as reported in SCT on page 44). In fiscal 2019, for these NEOs:

•	Base salaries remained unchanged;

•	No bonuses were earned; and

•	No equity awards were granted.

•

In the aggregate, approximately 95.2% of the total compensation reported in the SCT in fiscal 2019 for all other NEOs (Mr. Screven, Ms. Daley and Mr. Henley) was at-risk. The total compensation mix for these NEOs is heavily weighted toward equity-based awards, thus aligning their compensation with the interests of our stockholders.

Fiscal 2019 Compensation Mr. Ellison, Ms. Catz and Mr. Hurd					Elements of Fiscal 2019 Compensation Mr. Screven, Ms. Daley and Mr. Henley
Below is an excerpt of our fiscal 2019 SCT showing the total compensation for Mr. Ellison, Ms. Catz and Mr. Hurd. See page 44 for the full SCT and related footnotes.
Name	Fiscal Year	Salary ($)	All Other Compensation ($)	Total ($)
Lawrence J. Ellison	2019	1	1,662,827	1,662,828
Safra A. Catz	2019	950,000	15,981	965,981
Mark V. Hurd	2019	950,000	1,531,646	2,481,646

56     2019 Annual Meeting of Stockholders

Compensation Best Practices

Best Practices We Employ

   High proportion of compensation for our most senior executives is performance-based and at-risk

   Caps on maximum payout of bonuses and performance-based equity awards

   Robust stock ownership guidelines

   Disciplined dilution rates from equity awards

   Compensation recovery (clawback) policy for cash bonuses in the event of a financial restatement

   Annual risk assessment of compensation programs

   Independent compensation consultant and independent compensation committee

   Anti-hedging policy applicable to all employees and directors

Practices We Avoid

 No severance benefit arrangements except as provided under our equity incentive plan to employees generally or as required by law

 No single-trigger change in control vesting of equity awards

 No change in control acceleration of performance-based cash bonuses

 No minimum guaranteed vesting for performance-based equity awards

 No discretionary cash bonuses for CEOs and CTO

 No tax gross-ups for NEOs

 No payout or settlement of dividends or dividend equivalents on unvested equity awards

 No supplemental executive retirement plans, executive pensions or excessive retirement benefits

 No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

Required Vote

We are asking our stockholders to support the compensation of our NEOs and our compensation philosophy as described in this proxy statement. You may vote FOR or AGAINST the following resolution, or you may ABSTAIN. This advisory vote on NEO compensation will be approved if it receives the affirmative vote of the holders of a majority of shares of Oracle common stock present or represented and entitled to vote on this matter at the Annual Meeting.

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in Oracle’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures that accompany the compensation tables.”

Your vote is advisory, and therefore not binding on Oracle, the Board or the Compensation Committee, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. Nevertheless, our Board and Compensation Committee value the opinions of our stockholders and view this vote as one of the modes of communication with stockholders. As in prior years, the Board and Compensation Committee will review and consider the outcome of this vote in determining future compensation arrangements for our NEOs.

The Board of Directors unanimously recommends a vote FOR the advisory approval of the compensation of our NEOs.

2019 Annual Meeting of Stockholders     57

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm retained to audit our financial statements. The F&A Committee has selected Ernst & Young LLP (EY) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2020. Representatives of EY will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

EY has served as our independent registered public accounting firm since 2002. In conjunction with the mandated rotation of EY’s lead engagement partner, the F&A Committee is involved in the selection of EY’s lead engagement partner. The F&A Committee also periodically considers whether there should be a rotation of independent registered public accounting firms because the F&A Committee believes that it is important for the registered public accounting firm to maintain independence and objectivity. In deciding to engage EY, our F&A Committee reviewed, among other factors, registered public accounting firm independence issues raised by commercial relationships we have with the other major accounting firms. We have no commercial relationship with EY that would impair its independence. Consequently, at this time, the F&A Committee does not believe that a rotation of registered public accounting firms is merited and believes that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Oracle and its stockholders.

The F&A Committee reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. Additional information concerning the F&A Committee and its activities with EY can be found in the following sections of this proxy statement: “Board of Directors—Committees, Membership and Meetings” and “Report of the Finance and Audit Committee of the Board of Directors.”

Pre-approval Policy and Procedures. We have a policy that outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by EY. The current policy provides for (1) general pre-approval of audit and audit-related services which do not exceed certain aggregate dollar thresholds approved by the F&A Committee, and (2) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds. Throughout the year, the F&A Committee reviews updates regarding the nature and extent of services provided by EY.

The term of any general pre-approval is twelve months from the date of pre-approval, unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by EY without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The F&A Committee will also consider whether the independent registered public accounting firm may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”

The F&A Committee pre-approved all audit and non-audit fees of EY during fiscal 2019.

58     2019 Annual Meeting of Stockholders

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us by EY for fiscal 2019 and fiscal 2018:

	2019	2018
Audit Fees (1)	$26,520,352	$26,682,575
Audit Related Fees (2)	2,115,207	2,545,802
Tax Fees (3)	3,810,118	2,293,818
All Other Fees	0	0
Total Fees	$32,445,677	$31,522,195

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits or accounting consultations.

(2)	Audit related fees consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16, related to our managed cloud services businesses and acquired entities.

(3)

Tax fees consisted principally of tax compliance and advisory services for Oracle and entities acquired by Oracle. Included in the tax fees is an increase for a significant project related to expatriate taxes.

Required Vote

The ratification of the selection of EY requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of EY.

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2019

The F&A Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2019.

The F&A Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB).

The F&A Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the F&A Committee concerning independence and the F&A Committee has discussed the independence of Ernst & Young LLP with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2019, for filing with the U.S. Securities and Exchange Commission.

Submitted by:	Michael J. Boskin, Chair
Bruce R. Chizen
Jeffrey S. Berg
William G. Parrett

2019 Annual Meeting of Stockholders     59

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL REGARDING PAY EQUITY REPORT

Pax World Mutual Funds, 30 Penhallow Street, Suite 400, Portsmouth, NH 03801, along with co-sponsor the Comptroller of the City of New York as custodian and trustee of five retirement and pension funds, have represented that each has beneficially owned the requisite amount of Oracle common stock for more than one year and have notified us that a representative will present the proposal below (the Pay Equity Report Proposal) at the Annual Meeting.

The Board of Directors opposes the following Pay Equity Report Proposal for the reasons stated after the proposal.

Pay Equity Report

Whereas:

The median income for women working full time in the U.S. is reported to be 80% of that of their male counterparts. Women of all racial and ethnic groups earn less than men of the same group. Differences in experience, education, role, etc. may account for some of this gap, but an analysis by Glassdoor finds that even controlling for these factors, an unexplained gap of 5.4% remains between men and women.

Glassdoor reports the adjusted gender pay gap for women in the technology industry is higher than average, at 5.9%. According to Mercer, women comprise just 34% of the tech industry’s workforce, and their representation falls as they move higher up in an organization. McKinsey reports the gender gap in tech is headed in the wrong direction.

The business case for gender diversity is well-established; research links greater board and managerial diversity with better company financial performance. Morgan Stanley found that gender diversity is linked to better returns for tech companies. Studies show that diverse teams bring increased innovation and better problem solving, which is particularly relevant to tech companies. McKinsey states “a lack of gender diversity carries with it a major opportunity cost, both for individual tech companies and the entire sector.”

Pay equity is linked with greater gender diversity. Mercer notes that actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.” Best practices outlined by McKinsey to achieve greater gender equality in the workplace include “tracking and eliminating gender pay gaps.”

Companies that exhibit significant pay disparities by gender, race or ethnicity face regulatory, litigation and reputational risk. Oracle already faces a Department of Labor lawsuit alleging disparities in pay and hiring and an employee lawsuit alleging pay discrimination. Multiple states have adopted strong equal pay laws. Employers with over 250 employees in the U.K.—including Oracle UK—must publish data on their gender pay gaps annually.

Oracle does not report on pay equity among its U.S. employees. In contrast, Apple, Microsoft, eBay, and salesforce.com publish information on their gender pay equity practices and the results of gender pay assessments.

Resolved:

Shareholders request Oracle prepare a report by April 2020 (at reasonable cost, omitting proprietary and confidential information), identifying whether a gender pay gap exists among its employees, and if so, outline the steps being taken to reduce the gap. The Organization for Economic Cooperation and Development has defined the gender pay gap as the difference between male and female earnings expressed as a percentage of male earnings.

Supporting Statement:

A report adequate for investors to assess Oracle’s strategy and performance would include the percentage pay gap between male and female employees across race and ethnicity (including base, bonus and equity compensation), the methodology used to identify pay disparities, and a discussion of policies, programs and goals to eliminate disparities and facilitate an environment that promotes equal access to advancement opportunities for women and minorities.

60     2019 Annual Meeting of Stockholders

Statement in Opposition to Proposal No. 4

As a global company with approximately 136,000 employees and customers in over 175 countries, we are committed to ensuring that we do not discriminate on the basis of gender in our compensation programs, and we are further committed to diversity and inclusion in our workforce. We make every effort to attract, invest in and develop the talents of employees who reflect the diversity of our customers and the communities in which we do business. We believe a diverse workforce enables us to better anticipate and meet our customers’ changing needs in a fast-paced global economy and deliver greater value to our stockholders.

Diversity and inclusion in our workforce starts at the top. Thirty-three percent of our Board members are women or come from a diverse background (four of our 15 Board members are women, including one of our CEOs). Since 2006, Oracle Women’s Leadership (OWL), a leadership and professional development program, has sought to develop, engage and empower current and future generations of Oracle women leaders. Each of our more than 80 worldwide OWL communities is led by a senior Oracle woman leader and focuses on professional development, networking and community outreach at the local level. OWL’s global events are open to all Oracle employees, promoting diversity and inclusion across our workforce.

In addition to fostering diversity and inclusion at Oracle, we support efforts to build a future pipeline of diverse talent in the technology industry globally. Oracle has committed to invest more than $3 million in direct and in-kind funds to immerse girls worldwide in science, technology, engineering and math (STEM) through the U.S. government’s Let Girls Learn initiative. Under this commitment, Oracle is offering more than 65 direct educational events and support conferences, summer computing camps and codefests for girls, with the aim of inspiring them to explore and pursue opportunities in STEM fields. In addition, Oracle Education Foundation and Oracle Volunteers are teaching girls coding, electrical engineering and project management through workshops at Design Tech High School, an innovative public high school housed in a new facility that Oracle constructed on the campus of its headquarters. Oracle has also partnered with the Anita Borg Institute for Women in Technology, the Grace Hopper Celebration of Women, the Level Playing Field Institute, the Society of Women Engineers, the Women of Color STEM Conference, the United Negro College Fund Scholars Program, Lesbians Who Tech, and the National Society of Black Engineers Jr., among other organizations that foster the advancement of underrepresented groups in the technology industry.

Pay equity is a serious societal and global issue. Oracle promotes equality through our hiring, pay and promotions processes. Specifically:

•   New jobs are posted publicly for anyone to apply.

•   Hiring and promotion pay decisions are based on a variety of non-discriminatory factors, including consideration of the job itself and the pay range associated with it, as well as the skills, experience, education and expertise the individual brings to Oracle—not race or gender.

•   Our compensation framework aims to achieve equity, as well as recognition of each employee’s particular knowledge, skills, abilities, performance, experience, and contributions to the company.

•   Inquiries about candidates’ prior salary history pay are prohibited. This policy has been in effect in Oracle’s U.S. offices prior to the enactment of state laws in California and elsewhere prohibiting this practice.

Relatively few global companies have publicized their internal pay data and it does not appear to have had any additional beneficial effect. We believe the creation and publication of a pay equity report as requested by this proposal would be costly and time-consuming and, in light of our long-standing efforts in this area, would not lead to meaningful gains in support of workforce diversity and gender pay equity.

For the reasons set forth above, the Board unanimously recommends a vote AGAINST adoption of Proposal No. 4.

Required Vote

The adoption of the Pay Equity Report Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 4.

2019 Annual Meeting of Stockholders     61

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has represented that he has beneficially owned the requisite amount of Oracle common stock for more than one year and has notified us that a representative will present the proposal below (the Independent Board Chair Proposal) at the Annual Meeting. Mr. Steiner has appointed John Chevedden and/or Mr. Chevedden’s designee to act on his behalf regarding the Independent Board Chair Proposal.

The Board of Directors opposes the following Independent Board Chair Proposal for the reasons stated after the proposal.

Proposal 5—Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require that the Chairman of the Board be an independent member of the Board whenever possible. Although it would be better to have an immediate transition to an independent Board Chairman, the Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

It is important to have an Independent Board Chairman because neither the Chairman nor the Lead Director are listening to shareholders. The co-CEOs of Oracle, Safra Catz and Mark Hurd are at the top of the list of the 100 highest paid CEOs. They both made $108 million each in one year—more than a thousand times greater than the average worker’s salary. Meanwhile it has taken 5-years for Oracle stock to crawl from $40 to $50.

Ironically management previously claimed that it already had the “independent leadership” called for in this proposal. Two record $108 million paychecks in one-year does not sound like independent leadership and the shareholders objected to Oracle executive pay. The 2018 say on executive pay vote was almost underwater with only a 53%-vote when many companies obtain a 95%-vote.

George Conrades was lead director and was an overachiever in getting negative votes—39%. Mr. Conrades also chaired the executive pay committee responsible for 2 record $108 million paychecks. Mr. Conrades was in a close downhill race with Naomi Seligman who received 38% in negative votes. The other heavy-hitters in negative votes were Leon Panetta with 31% in negative votes with Jeffrey Berg and Bruce Chizen almost tied with about 23% each in negative votes. And these enormous negative votes were in spite of a possible 100% approval vote from the insider Oracle shareholders.

There is plenty of work for an independent Chairman at Oracle. An independent Chairman is more likely to see that Oracle has more independent directors. Six Oracle directors each had from 18 to 42 years long-tenure. Long-tenure can impair the independence of a director—no matter how well qualified. Independence is a priceless attribute in a director.

This proposal topic won 44%-support at a previous Oracle annual meeting. This 44%-support represented majority support from non-insider shares.

Adoption of this proposal is a low hanging fruit governance item that will cost our company virtually nothing to adopt—yet can create an important incentive for management to improve company performance.

Please vote to enhance the oversight of our CEO:

Independent Board Chairman—Proposal 5

62     2019 Annual Meeting of Stockholders

Statement in Opposition to Proposal No. 5

The Board believes it is important to preserve flexibility to determine the most appropriate leadership structure based on an assessment of Oracle’s needs and circumstances at any given time. The Board believes our company and our stockholders benefit from this flexibility, as our directors are well positioned to determine our leadership structure given their in-depth knowledge of our leadership team, our strategic goals, and the opportunities and challenges we face. Moreover, our lead independent director role, as well as our other corporate governance practices, already provide the independent leadership and management oversight requested by this proposal.

As described in our Corporate Governance Guidelines (the Guidelines), the Board does not have a policy mandating the separation of the roles of Chair and CEO. The Board elects our Chair and our CEOs, and these positions may be held by the same person or by different people. Currently, the roles of Chair and CEO are filled by separate individuals. Since September 2014, Mr. Ellison, Oracle’s founder and CTO, has served as Chairman, and Ms. Catz and Mr. Hurd have served as CEOs. The Board believes that the separation of the offices of the Chair and CEOs is appropriate at this time because it allows our CEOs to focus primarily on Oracle’s business strategy, operations and corporate vision. The Board further believes it is valuable for Mr. Ellison to serve as Chairman because his familiarity with and knowledge of our technologies and product offerings are unmatched. With over 40 years of experience at Oracle, Mr. Ellison is uniquely positioned to help the Board oversee our company’s business and strategic direction.

We do not believe that a policy requiring an independent chair is necessary to ensure that the Board provides independent and effective oversight of Oracle’s business and management. Our Guidelines provide that on an annual rotating basis, the chair of the F&A Committee, the Compensation Committee or the Governance Committee serves as the lead independent director at executive sessions of the Board. The lead independent director serves as a liaison between our independent directors and our executive directors and performs additional duties as the Board determines. Currently, Bruce Chizen serves as the lead independent director.

As required by our Guidelines, a majority of the Board and each member of the F&A Committee, the Compensation Committee, the Governance Committee and the Independence Committee are “independent” under the applicable NYSE and SEC rules, which ensures that oversight of critical matters—such as the integrity of Oracle’s financial statements, the compensation of our executive officers, the selection and evaluation of directors, and the development of corporate governance principles—is entrusted to independent directors. The Board and each of its committees have unrestricted access to officers and employees of Oracle and have the authority to ask such questions and conduct investigations, and to retain legal, accounting, financial or other outside advisors, as they deem necessary or appropriate to fulfill their duties. In addition, as required by our Guidelines, our non-employee directors meet in executive sessions without management on a regular basis, and our independent directors meet in executive session at least once a year.

We note that in fiscal 2018, the Compensation Committee adopted a unique performance-based equity compensation program after considering unaffiliated stockholder feedback and the input of its independent compensation consultant. Our CEOs’ compensation as reported in the Summary Compensation Table in fiscal 2018 was atypically high because each CEO received an award of performance-based stock options (PSOs), which are intended to represent five years of equity compensation and have a grant date fair value of $103.7 million. If annualized over the awards’ five-year performance period, the grant date fair value of each award is $20.7 million. None of the rigorous performance goals of the PSOs were satisfied in fiscal 2018 or 2019, so the CEOs have not yet realized any value from these awards. Please see pages 29 and 34 for details on the PSOs.

The proposal’s rigid approach to board leadership is not the practice of the majority of companies in the S&P 500. According to the 2018 Spencer Stuart Board Index, approximately 70% of companies in the S&P 500 do not have an independent board chair. We believe that rather than taking a “one-size-fits-all” approach to board leadership, the Board’s fiduciary duties are best fulfilled by retaining flexibility to determine the leadership structure that serves the best interests of Oracle and our stockholders, taking into account Oracle’s needs and circumstances at any given time.

For the reasons set forth above, the Board unanimously recommends a vote AGAINST adoption of Proposal No. 5.

2019 Annual Meeting of Stockholders     63

Required Vote

The adoption of the Independent Board Chair Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 5.

64     2019 Annual Meeting of Stockholders

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Our Bylaws contain procedures governing how stockholders may submit proposals or director nominations to be considered at our annual meetings. The SEC has also adopted regulations (Exchange Act Rule 14a-8) that govern the inclusion of stockholder proposals in our annual proxy materials.

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for our 2020 annual meeting of stockholders. Stockholders should carefully review our Bylaws and Exchange Act Rule 14a-8 to ensure that they have satisfied all of the requirements necessary to submit proposals or director nominations to be considered at our 2020 annual meeting of stockholders. Our Bylaws are posted on our website at www.oracle.com/goto/corpgov.

	Proposals for inclusion in 2020 proxy statement	Director nominations for inclusion in 2020 proxy statement (proxy access)	Other proposals/nominations to be presented at 2020 annual meeting*

Type of Proposal or Nomination	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements described in Exchange Act Rule 14a-8.

A stockholder or a group of up to 20 stockholders meeting the ownership requirements described in Section 1.12 of our Bylaws may submit director nominees (constituting up to the greater of two directors or 20% of the Board) for inclusion in our proxy statement by satisfying the requirements described in Section 1.12 of our Bylaws.

Stockholders may present proposals or director nominations directly at the annual meeting (but not for inclusion in our proxy statement) by satisfying the requirements described in Section 1.11 of our Bylaws.

When Proposal or Nomination Must Be Received by Oracle

No later than the close of business on May 30, 2020. However, if we did not hold an annual meeting the previous year, or if the date of our annual meeting has changed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered within a reasonable time before the mailing of the proxy statement.

		No earlier than April 30, 2020 and no later than the close of business on May 30, 2020. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 120th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.	No earlier than May 30, 2020 and no later than the close of business on June 29, 2020. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

Where to Send Proposal or Nomination	By Mail: Corporate Secretary, Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065 By Email: Corporate_Secretary@oracle.com, with a confirmation copy sent by mail

What Must Be Included with Proposal or Nomination	The information required by Exchange Act Rule 14a-8	The information required by our Bylaws	The information required by our Bylaws

*

If stockholders do not comply with the Bylaw notice deadlines in this column, we reserve the right not to submit the stockholder proposals or nominations to a vote at our annual meeting. If we are not notified of a stockholder proposal or nomination by June 29, 2020, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal or nomination, even though such proposal or nomination is not discussed in the proxy statement.

Under our Bylaws, if the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.

2019 Annual Meeting of Stockholders     65

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A:	The Board of Directors of Oracle is soliciting your vote at the 2019 Annual Meeting of Stockholders.

Q:	What is the purpose of the Annual Meeting?

A:	You will be voting on the following items of business:

•	the election of directors (Proposal 1);

•	an advisory vote to approve the compensation of our NEOs (Proposal 2);

•	the ratification of the selection of Ernst & Young LLP (EY) as our independent registered public accounting firm for fiscal 2020 (Proposal 3); and

•	up to two stockholder proposals, if properly presented at the Annual Meeting (Proposals 4 and 5).

If any other business properly comes before the meeting, you will be voting on those items as well.

Q:	What are the Board of Directors’ recommendations?

A:	The Board recommends that you vote your shares as follows:

•	for the election of each of the directors (Proposal 1);

•	for the approval, on an advisory basis, of the compensation of our NEOs (Proposal 2);

•	for the ratification of the selection of EY as our independent registered public accounting firm for fiscal 2020 (Proposal 3);

•	against the stockholder proposals (Proposals 4 and 5); and

•	for or against other matters that come before the Annual Meeting, if any, as the proxy holders deem advisable.

Q:	Who is entitled to vote at the Annual Meeting?

A:

The Board set September 20, 2019 as the record date for the Annual Meeting. All stockholders who owned Oracle common stock at the close of business on September 20, 2019 may vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:	Only stockholders as of the record date, and any stockholder’s spouse or duly appointed proxy, may attend. No guests will be allowed to attend the Annual Meeting.

Q:	What do I need to attend the Annual Meeting and when should I arrive?

A:	The Annual Meeting will be held at the Oracle Conference Center, 350 Oracle Parkway, Redwood City, California. Admission to the Annual Meeting will begin at 9:00 a.m., Pacific Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 9:30 a.m., Pacific Time, to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., Pacific Time;

•	be prepared to comply with security requirements, which include security guards searching all bags and attendees passing through a metal detector, among other security measures;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, may not be permitted in the meeting rooms; and

•

bring photo identification, such as a driver’s license or passport, and proof of ownership of Oracle stock on the record date, September 20, 2019, such as the Notice, a brokerage statement or letter from a bank or broker indicating ownership on September 20, 2019, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee.

66     2019 Annual Meeting of Stockholders

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, we will be unable to admit you to attend in person.

Q:	Is the Annual Meeting on the Internet?

A:

Yes, in order to maximize access for our stockholders, audio from our Annual Meeting will be webcast on November 19, 2019 at 10:00 a.m., Pacific Time, at www.oracle.com/investor. An archived copy of the audio webcast will be available on our website at www.oracle.com/investor following the Annual Meeting through November 26, 2019.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

A:

We are permitted to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for fiscal 2019, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, explains how you may access and review all of the proxy materials on the Internet. The Notice also describes how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q:	Can I vote my shares by filling out and returning the Notice?

A:

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Q:	Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

A:

Stockholders who previously elected to access proxy materials over the Internet will not receive the Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please go to www.astproxyportal.com/ast/17983, www.oracle.com/investor or the website provided on your proxy card or voting instruction card.

Q:	How many votes do I have?

A:

You will have one vote for each share of Oracle common stock you owned at the close of business on the record date, provided those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and beneficial owner?

A:

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to vote electronically or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

2019 Annual Meeting of Stockholders     67

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	How many votes can be cast by all stockholders?

A:

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 3,282,517,157 shares of common stock outstanding and entitled to vote on the record date, September 20, 2019.

Q:	How many votes must be present to hold the Annual Meeting?

A:

A majority of the shares entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	How many votes are required to elect directors (Proposal 1)?

A:

Directors are elected by a plurality of the votes cast. This means that the 15 individuals nominated for election to the Board who receive the most FOR votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election and if no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote. The Governance Committee is required to make recommendations to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes FOR or WITHHELD are counted in determining whether a plurality has been cast in favor of a director nominee. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a WITHHELD vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting policy for directors.

Full details of our majority voting policy are set forth in our Corporate Governance Guidelines available on our website at www.oracle.com/goto/corpgov.

Q:	How many votes are required to adopt the other proposals (Proposals 2 through 5)?

A:

Proposals 2 through 5 will be approved if such items receive the affirmative vote of a majority of the shares of Oracle common stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote on Proposal 2 (vote on NEO compensation) is advisory, which means the result of the vote is non-binding on Oracle, the Board and the committees of the Board. Although the vote is non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding executive compensation.

68     2019 Annual Meeting of Stockholders

Q:	What if I don’t give specific voting instructions?

A:

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board on all matters presented in this proxy statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3) because that is deemed to be a routine matter, but the broker likely could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Q:	Can I change my vote after I voted?

A:

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

Q:	Who pays for the proxy solicitation and how will Oracle solicit votes?

A:

We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to the solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, electronic communications or otherwise. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. We have also retained Innisfree M&A Incorporated to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $50,000, plus customary costs and expenses.

2019 Annual Meeting of Stockholders     69

Q:	Who will count the votes?

A:

American Stock Transfer & Trust Company, LLC has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of American Stock Transfer & Trust Company, LLC. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	How do I find out the voting results?

A:

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting www.oracle.com/investor, calling our Investor Relations Department at 1-650-506-4073, writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065, or sending an email to investor_us@oracle.com.

Q:	What if I have questions about lost stock certificates or I need to change my mailing address?

A:

Stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling 1-888-430-9892, by emailing help@astfinancial.com, or by writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Also see our transfer agent’s website at www.astfinancial.com to get more information about these matters.

Q:	What if I need to change my email address?

A:

Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. If you need to change the email address that we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to www.astproxyportal.com/ast/17983, or the website provided on your proxy card or voting instruction card, to request complete electronic delivery and supply the appropriate email address.

Q:	Who should I contact if I have questions?

A:

Stockholders with questions or who need assistance in voting their shares may call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834. Banks and brokers may call collect at 1-212-750-5833.

70     2019 Annual Meeting of Stockholders

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Finance and Audit Committee of the Board of Directors” and the “Report of the Compensation Committee of the Board of Directors” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and are not deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice included in this proxy statement. As to any business that may properly come before the meeting, however, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, if stockholders have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our printed annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees and conserves natural resources. Each stockholder who participates in householding will continue to have access to and use separate voting instructions.

If any stockholders in your household wish to receive a separate annual report and proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065. They may also send an email to our Investor Relations Department at investor_us@oracle.com. See also www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

By Order of the Board of Directors,

Brian S. Higgins

Vice President, Associate General Counsel and Secretary

All stockholders are urged to vote electronically via the Internet or by telephone or, if you requested paper copies of the proxy materials, complete, sign, date and return the proxy card or voting instruction card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

Cautionary Note on Forward-Looking Statements

Statements in this proxy statement relating to Oracle’s future plans, expectations, beliefs, intentions and prospects, such as statements regarding our expectations regarding our future stock price, market capitalization, revenue and margin growth and intentions regarding future grants of equity to certain of our named executive officers, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this proxy statement. We undertake no obligation to update any statement in light of new information or future events.

2019 Annual Meeting of Stockholders     71

Oracle Corporation

2019 Annual Meeting of Stockholders

November 19, 2019

10:00 a.m. Pacific Time

Oracle Corporation Conference Center

350 Oracle Parkway

Redwood City, California 94065

ANNUAL MEETING OF STOCKHOLDERS OF ORACLE CORPORATION November 19, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Proxy Statement, Form of Proxy Card, and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/17983 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 21533330000000000000 3 111919 The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Board of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINNES: Jeffrey S. Berg Michael J. Boskin Safra A. Catz Bruce R. Chizen George H. Conrades Lawrence J. Ellison Rona A. Fairhead Hector Garcia-Molina Jeffrey O. Henley Mark V. Hurd Renée J. James Charles W. Moorman IV Leon E. Panetta William G. Parrett Naomi O. Seligman INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Advisory Vote to Approve the Compensation of the Named Executive Officers. 3. Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2020. 4. Stockholder Proposal Regarding Pay Equity Report. 5. Stockholder Proposal Regarding Independent Board Chair. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 ORACLE CORPORATION Annual Meeting of Stockholders - November 19, 2019 10:00 A.M. Pacific Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints LAWRENCE J. ELLISON, JEFFREY O. HENLEY and BRIAN S. HIGGINS, or any of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all the shares of common stock of ORACLE CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on November 19, 2019, in the Oracle Corporation Conference Center, 350 Oracle Parkway, Redwood City, California, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (i.e., FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof. (Continued and to be signed on the reverse side.) 1.1 14475